SECURITIES

                                    PURCHASE

                                    AGREEMENT

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I          DEFINITIONS.................................................2
  SECTION 1.1      Definitions.................................................2

ARTICLE II         PURCHASE OF SECURITIES; PAYMENT OF SPECIFIED
                   INDEBTEDNESS................................................4
  SECTION 2.1      Purchase of Securities; Redemption of Specified
                   Indebtedness; the Closing...................................4

ARTICLE IIII       REPRESENTATIONS AND WARRANTIES OF THE COMPANY...............5
  SECTION 3.1      Corporate Existence and Power...............................5
  SECTION 3.2      Subsidiaries................................................6
  SECTION 3.3      Corporate Authority.........................................6
  SECTION 3.4      Binding Effect..............................................6
  SECTION 3.5      No Required Consents, etc...................................6
  SECTION 3.6      No Conflicting Agreements, etc..............................6
  SECTION 3.7      Litigation; No Violation of Government Orders or Laws.......7
  SECTION 3.8      Capitalization..............................................7
  SECTION 3.9      Capital Stock...............................................8
  SECTION 3.10     SEC Documents...............................................8
  SECTION 3.11     Material Agreements.........................................9
  SECTION 3.12     Tax Matters................................................10
  SECTION 3.13     Compliance.................................................12
  SECTION 3.14     Offering Exemption.........................................12
  SECTION 3.15     Employee Benefit Plans.....................................12
  SECTION 3.16     Insurance..................................................14
  SECTION 3.17     Intellectual Property and Related Contracts................15
  SECTION 3.18     Absence of Undisclosed Liabilities.........................16
  SECTION 3.19     Changes....................................................16
  SECTION 3.20     Labor Matters..............................................17
  SECTION 3.21     Environmental Matters......................................17
  SECTION 3.22     Employment Agreements......................................17
  SECTION 3.23     Change of Control Provisions...............................17
  SECTION 3.24     State Takeover Statutes....................................18
  SECTION 3.25     Brokers....................................................18
  SECTION 3.26     Accounts Receivable........................................18
  SECTION 3.27     Inventory..................................................18

ARTICLE IV         REPRESENTATIONS AND WARRANTIES OF SIMON AND AIF............18
  SECTION 4.1      Organization, Existence, Qualification and Authority
                   of Simon and AIF ..........................................18
  SECTION 4.2      No Breach or Default.......................................19
  SECTION 4.3      Purchase for Own Account...................................19
  SECTION 4.4      Investor Sophistication....................................19
  SECTION 4.5      Brokers....................................................20
  SECTION 4.6      Ownership of AIF Note......................................20

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                                                                            Page
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ARTICLE V          REPRESENTATIONS AND WARRANTIES OF APOLLO ARIS
                   PARTNERS, LP...............................................20
  SECTION 5.1      Organization, Existence, Qualification and Authority
                   of AAP.....................................................20
  SECTION 5.2      No Breach or Default.......................................20
  SECTION 5.3      Ownership of Shares........................................20

ARTICLE VI         ADDITIONAL REPRESENTATIONS AND WARRANTIES
                   OF THE SIMON GROUP, L.L.C..................................21
  SECTION 6.1      Control of Group; Simon Ownership..........................21
  SECTION 6.2      Investor Sophistication....................................21
  SECTION 6.3      Funding of Purchase Price..................................21

ARTICLE VII        CONDITIONS PRECEDENT TO CLOSING............................21
  SECTION 7.1      Conditions Precedent to Obligations of Simon and AIF.......21
  SECTION 7.2      Conditions Precedent to Obligations of the Company.........25

ARTICLE VIII       COVENANTS RELATING TO CONDUCT OF BUSINESS..................28
  SECTION 8.1      Conduct of Businesses Prior to the Effective Time..........28
  SECTION 8.2      Forbearance................................................28

ARTICLE IX         ADDITIONAL AGREEMENTS......................................30
  SECTION 9.1      Access to Information......................................30
  SECTION 9.2      Legal Conditions to Transactions...........................32
  SECTION 9.3      Further Assurances.........................................32
  SECTION 9.4      Advice of Changes..........................................32
  SECTION 9.5      Series A Preferred Stock Designation.......................32
  SECTION 9.6      1999 Shareholders Meeting and Related Matters..............33
  SECTION 9.7      Transaction Expenses.......................................33
  SECTION 9.8      Standstill Provisions......................................34
  SECTION 9.9      AIF Note Agreement and Debt Registration Rights
                   Agreement Termination......................................34
  SECTION 9.10     Public Announcements.......................................34
  SECTION 9.11     Transfer and Similar Taxes.................................34
  SECTION 9.12     Closing Covenant...........................................34
  SECTION 9.13     Obligations of Arnold Simon................................34
  SECTION 9.14     Rule 14f-1 Compliance......................................35
  SECTION 9.15     Directors and Officers Liability Insurance.................35

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ARTICLE X          MISCELLANEOUS..............................................35
  SECTION 10.1     Indemnification and Related Provisions.....................35
  SECTION 10.2     Termination and Amendment..................................39
  SECTION 10.3     Entire Agreement; Survival of Provisions...................40
  SECTION 10.4     Communications.............................................41
  SECTION 10.5     Execution in Counterparts..................................41
  SECTION 10.6     Binding Effect; Assignment.................................41
  SECTION 10.7     Governing Law..............................................41
  SECTION 10.8     Severability of Provisions.................................41
  SECTION 10.9     Headings...................................................41
  SECTION 10.10    Waiver of Jury Trial.......................................41
  SECTION 10.11    Absence of Third Party Beneficiary Rights..................42

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                       INDEX OF EXHIBITS AND SCHEDULES TO
                          SECURITIES PURCHASE AGREEMENT


EXHIBITS
--------

Exhibit A     -    Certificate of Amendment designating Series A Preferred Stock

Exhibit B     -    New Shareholders Agreement

Exhibit C     -    New Equity Registration Rights Agreement

Exhibit D     -    Opinion of Herrick, Feinstein LLP

Exhibit E     -    Opinion of Shapiro, Forman & Allen, LLP


SCHEDULES
---------

Schedule 3.1  -    Incorporation and Qualification
Schedule 3.2  -    Subsidiaries
Schedule 3.5  -    Required Consents and Approvals
Schedule 3.6  -    Conflicting Agreements
Schedule 3.7  -    Litigation
Schedule 3.8  -    Capitalization; Stock Options
Schedule 3.10 -    SEC Documents
Schedule 3.11 -    Material Agreements
Schedule 3.12 -    Tax Matters
Schedule 3.13 -    Compliance with Law; Governmental Permits
Schedule 3.15 -    Employee Benefit Plans
Schedule 3.16 -    Insurance
Schedule 3.17 -    Intellectual Property
Schedule 3.18 -    Liabilities
Schedule 3.19 -    Changes
Schedule 3.20 -    Labor; Collective Bargaining
Schedule 3.22 -    Employment Agreements
Schedule 3.23 -    Employees - Change of Control
Schedule 3.25 -    Brokers relating to the Company
Schedule 3.26 -    Accounts Receivable
Schedule 3.27 -    Inventory
Schedule 4.2A -    Consents and Approvals relating to Simon
Schedule 4.2B -    Consents and Approvals relating to AIF
Schedule 4.5A -    Brokers relating to Simon
Schedule 4.5B -    Brokers relating to AIF
Schedule 5.2  -    Consents and Approvals relating to AAP
Schedule 6.3  -    Simon Fund Account
Schedule 7.1  -    Directors to be Appointed on the Closing Date
Schedule 8.2  -    Exceptions to Conduct of Business and Forbearance

     SECURITIES PURCHASE AGREEMENT, dated as of February 26, 1999 (the "Agreement"), between Aris Industries, Inc., a New York corporation (the "Company"), Apollo Aris Partners, L.P., a Delaware limited partnership ("AAP"), AIF-II, L.P., a Delaware limited partnership ("AIF" and together with AAP, "Apollo"), The Simon Group, L.L.C., a New York limited liability company ("Simon"), and Arnold Simon, individually ("Arnold Simon").

     WHEREAS, AAP holds 5,804,820 shares of the Company's Common Stock, par value $0.01 per share ("Common Stock");

     WHEREAS, on June 30, 1993, the Company entered into a Series B Junior Secured Note Agreement with AIF (the "AIF Note Agreement"), pursuant to which AIF received a $7.5 million principal amount note with a final maturity date of November 3, 2002 (the "AIF Note"), with the total of original principal, interest paid in kind and added to principal, and accrued and unpaid interest ("Total Indebtedness") under the AIF Note, as at January 31, 1999 equal to $10,657,999;

     WHEREAS, Simon desires to purchase from the Company certain shares of Aris Common Stock and the parties hereto desire to facilitate transactions whereby Simon would make such equity investment in the Company and whereby the AIF Note, including all accrued interest thereon, would be converted to equity in part and exchanged in part for cash, all on the terms and conditions set forth herein;

     WHEREAS, as of the date hereof the Company, Simon, AIF, AAP and Charles S. Ramat ("Ramat"), President of the Company, are entering into a Shareholders Agreement, a copy of which is attached hereto as Exhibit B, pursuant to which, among other things, the parties thereto have agreed to (i) vote their shares of Common Stock and Series A Preferred Stock (as defined herein) in the manner set forth therein and (ii) to certain limitations on sales of such shares;

     WHEREAS, Simon, AIF and AAP have agreed to vote their respective shares of Common Stock in favor of the matters set forth in Section 9.6 hereof;

     WHEREAS, it is intended that the following transactions would occur on the Closing Date of this Agreement, in accordance with the terms and conditions set forth herein:

     (a) Simon will invest in the Company $20,000,000 in cash for a total of 45,045,045 shares of Common Stock and Common Stock Equivalents (as defined herein), at a price of $0.444 per share of Common Stock (the "Simon Stock Purchase");

     (b) Thereafter, the AIF Note, together with accrued interest thereon, will be redeemed by the Company in exchange for $4,000,000 in cash plus the issuance to AIF of 11,013,986 shares of Common Stock and Common Stock Equivalents (with a fair market value of $0.444 per share of Common Stock).

     (c) To the extent that the shares of Common Stock to be issued to Simon and AIF pursuant to this Agreement exceed the number of shares of Common Stock authorized for issuance pursuant to the Certificate of Incorporation of the Company in effect on the date hereof, shares of Series A Preferred Stock of the Company, par value $0.01 per share ("Series A Preferred Stock"), will be issued on the Closing Date to Simon and AIF pro-rata (such shares of Series A Preferred

Stock will be mandatorily convertible into the applicable number of shares of Common Stock to which Simon and AIF are respectively entitled upon the filing of an amendment to the Certificate of Incorporation of the Company increasing authorized common shares after approval of such amendment by the shareholders of the Company).

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set
forth  herein  and  for  good  and  valuable  consideration,   the  receipt  and
sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.1 Definitions. As used in this Agreement, and unless the context clearly requires a different meaning, the following terms have the meanings indicated:

     "Act" means the Securities Act of 1933, as amended, or any successor act or statute regulating the transactions contemplated hereby that were formerly regulated under the Act that may be enacted after the date hereof, and the rules and regulations promulgated thereunder.

     "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control," when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agreement" means this Agreement, as the same may be amended, supplemented or modified in accordance with the terms hereof.

     "Apollo" means AIF and AAP, collectively.

     "Apollo Related Account" means Apollo Investment Fund, L.P., Apollo Advisors, L.P. (a limited partnership whose general partner is Apollo Capital Management, Inc.) or any investment fund, investment account or investment entity whose investing manager, investment advisor or general partner, or any principal thereof, is Apollo Advisors, L.P. or an Affiliate of Apollo Investment Fund, L.P. or Apollo Advisors, L.P.

     "Basic Agreements" means, collectively, this Agreement, the New Shareholders Agreement, the New Equity Registration Rights Agreement, and all other instruments, agreements and written contractual obligations executed pursuant to or in connection with such agreements and documents.

     "Certificates" means certificates or other instruments evidencing the shares of Common Stock and the Series A Preferred Stock being purchased hereby.

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     "Closing"  has  the  meaning  provided  therefor  in  Section  2.1 of  this
Agreement.

     "Commission" means the Securities and Exchange Commission or any similar agency then having jurisdiction to enforce the Act.

     "Common Stock" means the Common Stock, $.01 par value, of the Company.

     "Common Stock Equivalents" means the number of shares of Common Stock which a holder of shares of Series A Preferred Stock would receive upon the conversion of such holder's shares of Series A Preferred Stock.

     "Company" means Aris Industries, Inc., a New York corporation.

     "GAAP" shall mean United States Generally Accepted Accounting Principles.

     "New Equity Registration Rights Agreement" means the Equity Registration Rights Agreement, substantially in the form of Exhibit C hereto, among Apollo, Simon, Ramat and the Company, as the same may be amended, supplemented or modified from time to time.

     "New Shareholders Agreement" means the Shareholders Agreement, substantially in the form of Exhibit B hereto, among Apollo, Simon, Ramat and the Company, as the same may be amended, supplemented or modified from time to time.

     "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint stock company, unincorporated organization or government or other agency or political subdivision thereof.

     "Restated By-Laws" means the Restated By-Laws of the Company in effect on the date hereof.

     "Restated Certificate of Incorporation" means the Restated Certificate of Incorporation of the Company in effect on the date hereof.

     "Series A  Preferred  Stock"  means  the  Series A  Preferred  Stock of the
Company, par value $.01 per share, which shares are automatically and mandatorily convertible, upon the filing of an amendment to the Certificate of Incorporation of the Company authorizing sufficient shares of Common Stock into which such Series A Preferred Stock are convertible, into shares of Common Stock at the rate of ten (10) shares of Common Stock for each Series A Preferred Share, such that each share of Series A Preferred Stock is equal to ten (10) Common Stock Equivalents, and having such rights, preferences and limitations as are set forth in the Certificate of Amendment designating such series attached as Exhibit A hereto.

     "Significant Subsidiaries" shall mean Europe Craft Imports, Inc., a New Jersey corporation ("ECI"), and its wholly-owned subsidiary, ECI Sportswear, Inc., a New York corporation ("ECI Sportswear").

     "Shares" shall mean the shares of Common Stock and Series A Preferred Stock to be issued to Simon and AIF hereunder.

     "Subsidiary" shall mean any corporation or other entity of which at least a majority of the outstanding capital stock or equity interest having voting power in ordinary circumstances to elect directors of such corporation or other entity shall at the time be held, directly or indirectly, by the Company, by the Company and any one or more Subsidiaries thereof or by one or more Subsidiaries of the Company.

     "Taxes" shall mean all taxes, charges, fees, duties, levies, or other similar assessments imposed by any federal, state, local or foreign taxing Governmental Authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, capital stock, transfer, franchise, payroll, withholding, social security or other taxes, including any interest or penalties attributable thereto.

     "Tax Return" shall mean any return, report or information return (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes.

     The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

                                   ARTICLE II

           PURCHASE OF SECURITIES; PAYMENT OF SPECIFIED INDEBTEDNESS


     SECTION 2.1 Purchase of Securities; Redemption of Specified Indebtedness; the Closing. Subject to the terms and conditions herein set forth,

     (a) Simon Stock Purchase. At the Closing, the Company shall sell to Simon, and Simon shall purchase from the Company an aggregate of 45,045,045 shares of Common Stock and Common Stock Equivalents at a price of $0.444 per share, or an aggregate purchase price of $20,000,000 (the "Simon Purchase Price"), with such issuance to be comprised of 24,107,145 shares of Common Stock and 2,093,790 shares of Series A Preferred Stock (which shares of Series A Preferred Stock shall be equivalent to 20,937,900 Common Stock Equivalents).

     (b) Redemption of AIF Specified Indebtedness. At the Closing, the Company shall redeem the AIF Note, including all of the accrued interest thereon, in exchange for $4,000,000 in cash plus an aggregate of 11,013,986 shares of Common Stock and Common Stock Equivalents, with such issuance of shares to be comprised of 5,892,856 shares of Common Stock and 512,113 shares of Series A Preferred Stock (which shares of Series A Preferred Stock shall be equivalent to 5,121,130 Common Stock Equivalents), with a fair market value of $0.444 per share of Common Stock. AIF agrees that after such redemption of the AIF Note, the Company shall have no further obligations to AIF with respect to the AIF Note or the Total Indebtedness. The Company and AIF agree that the amount received by AIF in exchange for the AIF Note shall be applied first towards principal on the AIF Note and then to accrued and unpaid interest.

     (c) The sale and purchase of Shares by Simon and the exchange of the AIF Note will take place at a closing (the "Closing") at the offices of Herrick, Feinstein LLP, 2 Park Avenue, New York, New York, within five (5) Business Days after the satisfaction of all closing conditions set forth in Article VII below, or such later date as the Company, Simon and AIF may mutually agree. The date on which the Closing occurs is referred to herein as the "Closing Date".

     On the Closing Date, Simon shall wire transfer an amount in cash equal to the Simon Purchase Price to an account or accounts specified by the Company. Delivery of the Shares to be purchased by Simon pursuant to this Agreement for the Simon Purchase Price shall be made at the Closing by the Company delivering to Simon Certificates for such Shares, registered in the name of Simon.

     Delivery of Certificates for the Shares issued in respect of the exchange of the AIF Note, registered in the name of AIF, shall be made at the Closing by the Company, against surrender by AIF to the Company of the AIF Note, endorsed in blank or in favor of the Company.

     AIF and Simon acknowledge and agree that each Certificate shall be imprinted with customary legends to reflect the applicability of Federal and state securities laws limitations on the transfer of the Shares and the limitations on the transfer thereof contained in the New Shareholders Agreement.

                                     ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     The Company hereby represents and warrants to Simon that:

     SECTION 3.1 Corporate Existence and Power. Each of the Company and its Significant Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business as a foreign corporation in each additional jurisdiction where the failure to so qualify would have a material adverse effect on (i) the assets, liabilities, cash flows, financial condition, results of operations, or business of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated hereby (collectively, a "Material Adverse Effect"). The jurisdiction of incorporation of the Company and its Significant Subsidiaries and each jurisdiction in which they are respectively qualified to do business as a foreign corporation are set forth on Schedule 3.1 hereto. Each of the Company and its Significant Subsidiaries has all requisite power and authority (corporate and otherwise) to own its properties and to carry on its business as now being conducted and is duly licensed or qualified and in good standing as a foreign corporation in each jurisdiction in which it is required to be so licensed or so qualified, and, in the case of the

Company, to execute, deliver and perform its obligations under each Basic Agreement to which it is a party and to consummate the respective transactions contemplated hereby and thereby.

     The Company has provided to Simon true, correct and complete copies of the Articles of Incorporation and bylaws of the Company and the Significant Subsidiaries, in each case as amended and as in effect on the date hereof, and has previously made available to Simon the complete corporate minute books of the Company and its Significant Subsidiaries.

     SECTION 3.2  Subsidiaries.  As of the date  hereof,  except as set forth on
Schedule 3.2 hereto (i) the Company does not have any equity or other ownership interest (direct or indirect) , whether by means of share purchase, capital, equity or similar contribution, loan, advance, time deposit or otherwise, in any Person other than the Subsidiaries listed on Schedule 3.2 hereto, (ii) all outstanding shares of capital stock of each such Subsidiary held by the Company have been duly and validly issued and are fully paid and non-assessable, (iii) the Company and each such Subsidiary own all of the issued and outstanding capital stock of each of its Subsidiaries (except as noted on Schedule 3.2 hereto) and each has good title to all of the shares of capital stock it owns of each of its Subsidiaries, free and clear in each case of any lien, claim, charge or encumbrance, (iv) neither any of such shares nor any unissued or treasury shares of capital stock of any such Subsidiary are subject to any option, warrant, right to call, preemptive right, repurchase, put obligation or commitment of any kind or character and (v) each Subsidiary is in good standing and has paid all franchise and similar Taxes required to be paid prior to the date hereof.

     SECTION 3.3 Corporate Authority. The execution, delivery and performance by the Company of each Basic Agreement and the issuance of the shares of Common Stock and Series A Preferred Stock to Simon and AIF pursuant to this Agreement have been duly authorized by all necessary corporate action on the part of the Company.

     SECTION 3.4 Binding Effect. This Agreement has been, and each of the other Basic Agreements to which the Company is a party will be as of the Closing Date, duly executed and delivered by the Company, and (assuming due execution and delivery by Simon, AIF and AAP), this Agreement constitutes, and each of the other Basic Agreements to which the Company is a party, when executed and delivered, will constitute, a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally or by general equitable principles.

     SECTION 3.5 No Required Consents, etc. Other than in connection with satisfaction of conditions precedent to the Closing Date and as set forth in
Schedule 3.5 hereto, and as provided in Section 9.6 hereof, no consent, approval or authorization of or declaration, registration or filing with any governmental body, office or agency or any nongovernmental Person, including, without limitation, any creditor or shareholder of the Company or its Subsidiaries, is required to be obtained or made by the Company or its Subsidiaries in connection with the execution, delivery and performance of the Basic Agreements or the transactions contemplated hereby or thereby or as a condition to the legality, validity or enforceability of the Basic Agreements other than those which, if not obtained or made, would not have a Material Adverse Effect.

     SECTION 3.6 No Conflicting Agreements, etc. Except as set forth on Schedule
3.6 hereto, neither the execution and delivery of the Basic Agreements nor the consummation hereof or thereof, or compliance with the terms and provisions hereof or thereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or constitute (or with notice or lapse of time would constitute) a default under, or result in any violation of, or give rise to any right of termination, cancellation or acceleration under, the certificate of incorporation and by-laws (or similar organizational documents) of the Company and its Significant Subsidiaries, any contract, agreement, mortgage, bond, note, credit agreement, indenture, license, lease, instrument, order, statute, law, rule or regulation to which the Company or any of its Subsidiaries is subject or by which any of their respective businesses, properties or assets may be bound, or result in the creation of any lien, claim, charge or encumbrance (collectively, "Lien") on any properties or assets of the Company or its Subsidiaries other than those which would not have a Material Adverse Effect. The Shareholders Agreement dated June 30, 1993 between the Company, Apollo and the Non-Apollo Subject Shareholders named therein will terminate on the Closing Date in accordance with its terms due to the change of ownership of the Company resulting from the purchase of Shares by Simon.

     SECTION 3.7 Litigation; No Violation of Government Orders or Laws. Except as set forth in Schedule 3.7 hereto, no actions, suits or proceedings are pending or, to the knowledge of the Company, threatened nor is there any investigation pending or, to the knowledge of the Company, threatened against or affecting any of the Company or its Subsidiaries which seeks to enjoin, or otherwise prevent the consummation of, any of the transactions contemplated by the Basic Agreements or to recover any damages or obtain any relief as a result of any of the transactions contemplated hereby in any court or before any arbitrator of any kind or before or by any governmental body, office or agency other than those which would not have a Material Adverse Effect. Except as set forth in Schedule 3.7, there are no pending or, to the knowledge of the Company, threatened investigations, by any Federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality (each, a "Governmental Entity") with respect to the Company or any of its Subsidiaries or with respect to the activities of any officer or director of the Company in his capacity as such (an "Investigation"), other than Investigations which, if the resolution thereof were adverse, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as set forth in Schedule 3.7, (i) there are no actions or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries before any court or before any administrative agency, whether Federal, state, local or foreign, which, if adversely determined, would reasonably be expected to have a Material Adverse Effect, (ii) there are no outstanding domestic or foreign judgments, decrees or orders against the Company or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect, (iii) to the knowledge of the Company, neither the Company nor any of its Subsidiaries is in violation of, and none of them has received any claim or notice that it is in violation of, any Federal, state, local or foreign laws, statutes, rules, regulations (collectively, "Laws") or orders promulgated or judgments entered by any Governmental Entity, which violations would reasonably be expected to have a Material Adverse Effect; and (iv) there are no actions pending or, to the knowledge of the Company, threatened against the directors or any director of the Company alleging a breach of such directors' or director's fiduciary duties.

     SECTION 3.8 Capitalization. The Company's entire authorized capital stock consists of 50,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. On the date of this Agreement, prior to the consummation of the transactions contemplated hereby, there are (a) 14,956,369 shares of Common Stock issued and outstanding, (b) 2,403,178 shares of Common Stock reserved for issuance upon exercise of outstanding warrants and options referred to in clauses (ii) and (iii) in the following sentence, (c) no shares reflected on the books and records of the Company as treasury shares, and (d) no shares of preferred stock issued or outstanding. All of the outstanding shares of Common Stock are duly authorized and validly issued, fully paid, nonassessable and were not issued in violation of any preemptive rights. Except for (i) the shares of Common Stock and Series A Preferred Stock to be issued pursuant to this Agreement, (ii) the 584,345 shares of Common Stock issuable upon exercise of the Warrant granted to Heller Financial, Inc. on September 30, 1996 (the "Heller Warrant"), (iii) the shares of Common Stock that may be issued pursuant to and in accordance with the terms and conditions of the Aris Industries, Inc. 1993 Stock Incentive Plan (the "1993 Stock Incentive Plan") and stock options granted prior to the date hereof thereunder, (iv) the shares of Common Stock that may be issued pursuant to 1,000,000 stock options to be granted to Ramat, (v) any rights of any party pursuant to the New Shareholders Agreement, and (vi) rights set forth on Schedule 3.8 hereto, there will, on the Closing Date, be no outstanding options, warrants, rights to subscribe to, calls or commitments relating to, or securities or rights convertible into, or exercisable for, shares of capital stock of the Company, or contracts, commitments or arrangements obligating the Company to issue additional shares of its capital stock or options, warrants or rights to purchase or acquire any shares of its capital stock. The Company and its shareholders have authorized the 1993 Stock Incentive Plan and the reservation of 3,500,000 shares of Common Stock for grants and awards thereunder. The number of options granted and outstanding under the 1993 Stock Incentive Plan and the holders thereof, as of the date of this Agreement, are set forth on Schedule 3.8 hereto, all of which will, in accordance with the terms of the 1993 Stock Incentive Plan, become vested and exercisable as a result of the consummation of the transactions contemplated hereby.

     SECTION 3.9 Capital Stock. When issued, sold or converted, as applicable, and delivered in accordance with this Agreement, the Common Stock and Series A Preferred Stock issued hereunder will be duly authorized, validly issued and outstanding, fully paid for and non-assessable, and not subject to preemptive or any other similar rights of the stockholders of the Company or others.

     SECTION 3.10 SEC Documents. (a) The Company has delivered to the Purchasers true and complete copies of its Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "1997 Annual Report"); its Quarterly Report on Form 10-Q for the fiscal quarters ended March 31, 1998, June 30, 1998 and September 30, 1998; its Proxy Statement dated June 1, 1998, and its Registration Statement on Form S-8 dated September 15, 1998 (collectively, "SEC Documents"). The SEC Documents constitute all the documents that the Company was required to or did file with the Commission since January 1, 1998. Except as disclosed in Schedule 3.10, each of the SEC Documents has been duly filed, and when filed was in substantial compliance with the requirements of the applicable form of the Commission.

     (b) Each of the SEC Documents (other than the financial statements or schedules included therein) was complete and correct in all material respects as of its date and each of the SEC

Documents did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances in which made, not misleading. The audited financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the Commission with respect thereto and have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as at the date thereof and the consolidated results of their operations and cash flows for the periods then ended. The unaudited financial statements included in any SEC Document comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto, and such unaudited financial statements fairly present the consolidated financial position of the Company and its consolidated subsidiaries as at the date thereof and the consolidated results of their operations and cash flows for the periods then ended in conformity with GAAP (except as permitted by Form 10-Q of the Commission) applied on a basis substantially consistent with that of the audited financial statements included in the SEC Documents, subject to normal year-end audit adjustments.

     SECTION 3.11 Material Agreements. Except as set forth in Schedule 3.11 hereto, neither the Company nor its Subsidiaries are a party to or bound by any written, oral or implied contact, agreement, license, lease or other commitment material to the businesses, properties, assets, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole (each a "Material Agreement"), including, without limitation: (i) loan agreements, credit lines, promissory notes, mortgages, pledges, guarantees, security agreements, factoring agreements and other agreements relating to indebtedness for borrowed money; (ii) real property leases; (iii) personal property leases involving annual payments in excess of $25,000; (iv) trademark or other intellectual property licenses; (v) employment, management, or severance agreements; (vi) contracts or other agreements to undertake capital expenditures or to acquire any property (other then in the ordinary course of business) in an aggregate amount exceeding $250,000; (v) pledges, guarantees, contracts or other agreements to loan money or to extend credit, other than (a) vendor deposits,
(b) unfactored accounts receivable and (c) any extension of credit in the ordinary course of business in an amount not greater than $25,000 to any person or group of related persons; (vi) contracts or other agreements which would restrict the Company or its Subsidiaries from carrying on any business or which would restrict the products or services which the Company or its Subsidiaries may sell or the customers to whom they may sell; (vii) contracts or other agreements involving any consultant in which the per annum compensation payable thereunder exceeds $100,000; (viii) contracts or other agreements involving the sale of any of the assets or properties of the Company or its Subsidiaries, other than in the ordinary course of business consistent with past practices, or the grant to any person of any preferential right to purchase any of the assets or properties of the Company or its Subsidiaries; (ix) contracts or other agreements pursuant to which the Company or its Subsidiaries agree to share or otherwise indemnify the tax liability of any party; (x) contracts or other agreements or arrangements between the Company or its Subsidiaries and any of their respective officers, directors or affiliates; or (xi) contracts or agreements (other then purchase orders for inventory and supplies in the ordinary course of business) pursuant to which there is either a current or future obligation of the Company or its Subsidiaries to make payments in excess of $250,000 in the aggregate to any party or related group of parties. Except as set forth in Schedule 3.11, neither the

Company nor the Significant Subsidiaries own any real property. Except as set forth in Schedule 3.11, all of the Company's and its Subsidiaries' Material Agreements are valid, binding and enforceable by or against the Company and its Subsidiaries, as applicable, which are parties thereto in accordance with their respective terms. Except as set forth in Schedule 3.11, to the knowledge of the Company, there is no breach or violation of, or default under, any such Material Agreement on the part of the Company or its Subsidiaries, and no event has occurred which, with notice or lapse of time or both, would constitute a breach, violation or default on the part of the Company or its Subsidiaries, or give rise to a right of termination, modification, cancellation, prepayment or acceleration under any such Material Agreement, other than such breaches, violations or defaults which would not have a Material Adverse Effect.

     SECTION 3.12 Tax Matters. Except as set forth on Schedule 3.12 hereto or in the SEC Documents, (a) (i) Each of the Company and its Subsidiaries has (x) duly and timely filed (or there has been filed on its behalf) with the appropriate governmental authorities all Tax Returns required to be filed by it, and all such Tax Returns are true, correct and complete and (y) timely paid (or there has been paid on its behalf) all Taxes due or claimed to be due from it by any taxing authority;

     (ii) The reserves for current Taxes (determined in accordance with GAAP consistently applied) reflected in the financial statements in the SEC Documents are adequate for the payment of all Taxes incurred or which may be incurred by the Company and its Subsidiaries through the date thereof. Since the date of the balance sheet of the Company including in the Company's Form 10-Q filed for the quarter ended September 30, 1998 (the "Balance Sheet Date"), neither the Company nor any of its Subsidiaries has incurred any liability for Taxes other than in the ordinary course of business;

     (iii) Each of the Company and its Subsidiaries has complied in all respects with all applicable Laws relating to the payment and withholding of Taxes (including withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws) and has, within the time and manner prescribed by Law, withheld and paid over to the proper governmental authorities all amounts required to be withheld and paid over under all applicable Laws;

     (iv) There are no Liens for Taxes upon the assets or properties of any of the Company or its Subsidiaries except for statutory liens for Taxes not yet due;

     (v) There are no outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns of any of the Company or its Subsidiaries;

     (vi) Neither the Company nor any of its Subsidiaries has requested an extension of time within which to file any Tax Return in respect of any taxable year, which Tax Return has not since been filed;

     (vii) No federal, state, local or foreign audits or other administrative proceedings have formally commenced or are presently pending with regard to any Taxes or Tax

Returns of or including the Company or any Subsidiary thereof, and no notification has been received by either the Company or any Subsidiaries thereof that such an audit or other proceeding is pending or threatened with respect to any Taxes due from or with respect to the Company or any Subsidiary thereof or any Tax Return filed by or with respect to the Company or any Subsidiary thereof';

          (viii) Neither the Company nor any of its Subsidiaries has changed any method of accounting, received a ruling from any taxing authority or signed an agreement with any taxing authority which would have an adverse effect on the Company or any Subsidiary thereof;

          (ix) No deficiency for any Tax has been assessed with respect to the Company or any Subsidiary thereof which has not been paid in full;

          (x) Neither the Company nor any of its Subsidiaries is a party to, has an obligation under, or is bound by, any Tax sharing or indemnification agreement or similar contract or arrangement or has a potential liability or obligation to any Person as a result of, or pursuant to, any such agreement, contract or arrangement;

          (xi) Neither the Company nor any of its Subsidiaries is a party to any agreement, plan, contract or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code or has made or is obligated to make any payments, the deductibility of which is limited pursuant to Section 162(m) of the Code;

          (xii) No jurisdiction where either the Company or any of its Subsidiaries does not file a Tax Return has made a claim that the Company or any of its Subsidiaries is required, to file a Tax Return for such jurisdiction;

          (xiii) No power of attorney which is currently in force has been granted by or with respect to the Company or any Subsidiary thereof with respect to any matter relating to Taxes; and

          (xiv) No closing agreement pursuant to Section 7121 of the Code (or any predecessor provision) or any similar provision of any state, local or foreign Law has been entered into by or with respect to the Company or its Subsidiaries.

          (b) (i) All material elections with respect to Taxes of the Company and its Subsidiaries are set forth on Schedule 3.12(b).

          (ii) The Company and its Subsidiaries have previously delivered or made available to Simon complete and accurate copies of each of: (x) all audit reports, letter rulings, technical advice memoranda relating to United States federal, state, local and foreign Taxes due from or with respect to the Company or its Subsidiaries, (y) United States federal Tax Returns, and those state, local or foreign Tax Returns, filed by the Company or any of its Subsidiaries for the Calendar Years ended December 31, 1995, 1996, 1997 and 1998 and (z) any closing agreements entered into by the Company or any of its Subsidiaries with any taxing authority in each case existing on the date hereof. The Company and its Subsidiaries will deliver or make available to Simon all materials with respect to the foregoing for all matters arising after the date hereof.

     SECTION 3.13 Compliance. Except as set forth on Schedule 3.13 hereto, the Company and the Significant Subsidiaries (i) are in material compliance with all federal, state, local and foreign laws, ordinances, regulations and orders applicable to them, or their business or the ownership of their assets, and (ii) have all federal, state, local and foreign governmental licenses and permits material to and necessary in the conduct of their business as currently being conducted.

     SECTION 3.14 Offering Exemption. Subject to the accuracy of the representations and warranties of Simon and AIF set forth under Article IV of this Agreement, the offering and sale of the Common Stock and Series A Preferred Stock to be issued to Simon and AIF hereunder is exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to
Section 4(2) thereof, and under applicable state securities and "blue sky" laws.

     SECTION 3.15 Employee Benefit Plans. Except as set forth in Schedule 3.15 hereto,

     (a) Schedule 3.15(a) contains a true and complete list of each deferred compensation and each bonus or other incentive compensation, stock purchase, stock option and other equity compensation plan, program, agreement or arrangement; each severance or termination pay, medical, surgical, hospitalization, life insurance and other "welfare" plan, fund or program (within the meaning of section 3(l) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); each profit-sharing, stock bonus or other "pension" plan, fund or program (within the meaning of section 3(2) of ERISA); each employment, termination or severance agreement; and each other employee benefit plan, fund, program, agreement or arrangement, in each case, that is sponsored, maintained or contributed to or required to be contributed to by the Company or its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), that together with the Company would be deemed a "single employer" within the meaning of section 4001(b) of ERISA, or to which the Company or an ERISA Affiliate is party, whether written or oral, for the benefit of any employee or former employee of the Company or any Subsidiary (the "Plans"). Each of the Plans that is subject to section 302 or Title IV of ERISA or section 412 of the Code is hereinafter referred to in this Section 3.15 as a "Title IV Plan." Neither the Company, any Subsidiary nor any ERISA Affiliate has any commitment or formal plan, whether legally binding or not, to create any additional employee benefit plan or modify or change any existing Plan that would affect any employee or former employee of the Company or any Subsidiary.

     (b) With respect to each Plan, the Company has heretofore delivered or made available to Buyer true and complete copies of each of the following documents:

          (i) a copy of the Plan and any amendments thereto (or if the Plan is not a written Plan, a description thereof);

          (ii) a copy of the two most recent annual reports and actuarial reports, if required under ERISA, and the most recent report prepared with respect thereto in accordance with Statement of Financial Accounting Standards No. 87;

          (iii) a copy of the most recent Summary Plan Description required under ERISA with respect thereto;

          (iv) if the Plan is funded through a trust or any third party funding vehicle, a copy of the trust or other funding agreement and the latest financial statements thereof; and

          (v) the most recent determination letter received from the Internal Revenue Service with respect to each Plan intended to qualify under section 401 of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) No liability under Title IV or section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC") (which premiums have been paid when due). Insofar as the representation made in this Section 3.15(c) applies to sections 4064, 4069 or 4204 of Title IV of ERISA, it is made with respect to any employee benefit plan, program, agreement or arrangement subject to Title IV of ERISA to which the Company or any ERISA Affiliate made, or was required to make, contributions during the five (5)-year period ending on the last day of the most recent plan year ended prior to the Closing Date.

     (d) None of the Plans currently maintained by the Company or any ERISA Affiliate is a Title IV Plan.

     (e) All contributions required to be made with respect to any Plan on or prior to the date of the financial statements included in the SEC Documents have been timely made or are reflected or reserved for on such financial statements. There has been no amendment to, written interpretation of or announcement (whether or not written) by the Company or any Subsidiary relating to, or change in employee participation or coverage under, any Plan that would increase materially the expense of maintaining such Plan above the level or expense incurred in respect thereof for the most recent fiscal year ended prior to the date hereof.

     (f) No Title IV Plan is a  "multiemployer  pension  plan,"  as  defined  in section 3(37) of ERISA, nor is any Title IV Plan a plan described in section 4063(a) of ERISA.

     (g) Neither the Company or any Subsidiary, any Plan, any trust created thereunder, nor any trustee or administrator thereof has engaged in a transaction in connection with which the Company or any Subsidiary, any Plan, any such trust, or any trustee or administrator thereof, or any party dealing with any Plan or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to section 4975 or 4976 of the Code.

     (h) Each Plan has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code.

     (i) Each Plan intended to be "qualified" within the meaning of section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under section 501(a) of the Code. Each Plan intended to satisfy the requirements of section 501(c)(9) has satisfied such requirements.

     (j) No Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for employees or former employees of the Company or any Subsidiary for periods extending beyond their retirement or other termination of service, other than (i) coverage mandated by applicable law, (ii) death benefits under any "pension plan," or (iii) benefits the full cost of which is borne by the current or former employee (or his beneficiary). No condition exists that would prevent the Company or any Subsidiary from amending or terminating any Plan providing health or medical benefits in respect of any active employee of the Company or any Subsidiary, other than limitations imposed under the terms of any collective bargaining agreement or multiemployer pension plan.

     (k) No amounts payable under the Plans will fail to be deductible for federal income tax purposes by virtue of section 162(a)(1), 162(m) or 280G of the Code.

     (l) The consummation of the transactions contemplated by this Agreement will not, either alone or in combination with another event, (i) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or officer.

     (m) There has been no material failure of a Plan that is a group health plan (as defined in section 5000(b)(1) of the Code) to meet the requirements of section 4980B(f) of the Code with respect to a qualified beneficiary (as defined in section 4980B(g) of the Code). Neither the Company nor any Subsidiary has contributed to a nonconforming group health plan (as defined in section 5000(c) of the Code) and no ERISA Affiliate of the Company or any Significant Subsidiary has incurred a tax under section 5000(e) of the Code which is or could become a liability of the Company or a Subsidiary.

     (n) There are no pending, threatened or anticipated claims by or on behalf of any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan (other than routine claims for benefits).

     SECTION 3.16 Insurance.

     (a) Schedule 3.16 accurately sets forth each insurance policy, including directors' and officers' liability insurance, maintained by or for the direct or indirect benefit of the Company. Each of the policies identified on Schedule
3.16 is valid, enforceable and in full force and effect.

     (b) Except as set forth on Schedule 3.16, there is no pending claim under any of the policies identified on Schedule 3.16 and no event has occurred, and no condition or circumstance exists, that might (with or without notice or lapse of time) directly or indirectly give rise to or serve as a basis for any such claim.

     (c) Except as set forth on Schedule 3.16, the Company has not received: (i) any written notice or communication regarding the actual or possible cancellation or invalidation of any of such policies or regarding any actual or possible adjustment in the amount of the premiums payable with respect to any of said policies; (ii) any written notice or communication regarding any actual or possible refusal of coverage under, or any actual or possible rejection of any claim under, any of such policies; or (iii) any written indication that the issuer of any of such policies may be unwilling or unable to perform any of its obligations thereunder.

     SECTION 3.17 Intellectual Property and Related Contracts. Except as set forth on Schedule 3.17, (a) the Company and each of its Subsidiaries (x) own the trademarks (including common law names and marks and federally registered names and marks), trade names, service names, copyrights, patents, technology, know-how and processes (collectively, "Intellectual Property") set forth on
Schedule 3.17 in the United States and the foreign countries respectively identified thereon (in each case, free of any Liens), and (y) is licensed to use all of the Intellectual Property set forth on Schedule 3.17, in the case of clauses (x) and (y) hereof used in or necessary for the conduct of its business as currently conducted which are material to the condition (financial and other), business, or operations of the Company and its Subsidiaries taken as a whole. Except as set forth on Schedule 3.17, to the knowledge of the Company (i) the use of such Intellectual Property by the Company, its Subsidiaries and their respective agents or licensees does not infringe on the rights of any person, and (ii) no person is infringing on any right of the Company, any of its Subsidiaries or their respective agents or licensees with respect to any such Intellectual Property. Except as set forth on Schedule 3.17, to the Company's knowledge, the Company, its Subsidiaries and their respective agents or licensees are not in breach or violation in any material respect of any agreement relating to the use of any of the Intellectual Property, and they have not received any notification written or oral from any third party that there is any such violation, breach or inability to perform under any such agreement. There are no agreements, written or oral, except as set forth in Schedule 3.17, which in any material respect limit or otherwise relate to any rights by the Company to use any of its Intellectual Property.

     (b) The Company has taken the measures described in the SEC Documents to attempt to ensure that none of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related items of automated, computerized or software systems that are used by the Company or by any of its Subsidiaries in the conduct of its business shall malfunction, cease to function, generate incorrect data or produce incorrect results when processing, providing or receiving (i) date-related data from, onto and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries, except where any such malfunction or generation of incorrect data or results (x) would not reasonably be expected to have a Material Adverse Effect or (y) are due primary to incorrect data supplied or processed by third parties.

     SECTION 3.18 Absence of Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities (whether absolute, accrued or contingent) required to be disclosed on a balance sheet prepared in accordance with GAAP, except: (a) liabilities, obligations or contingencies that are accrued and reserved against in the consolidated balance sheet of the Company and its Subsidiaries or reflected in the notes thereto (i) as of December 31, 1997 included in the 1997 Annual Report, (ii) as of September 30, 1998 included in the Company's Form 10-Q filed for the quarter ended September 30, 1998, (b) liabilities incurred since September 30, 1998 in the ordinary course of business, (c) liabilities disclosed in Schedule 3.18, (d) liabilities disclosed in the SEC Documents, (e) liabilities under executory contracts disclosed (or contracts in the ordinary course of business not required to be disclosed) in the Schedules to this Agreement, or (f) liabilities otherwise disclosed on the Schedules to this Agreement.

     SECTION 3.19 Changes. Since September 30, 1998 (and with respect to Section 3.19(f) below, since the date of the 1997 Annual Report), except (i) as set forth in the SEC Documents, (ii) as otherwise disclosed in Schedule 3.19 or
(iii) as otherwise provided by this Agreement.

     (a) there has been no Material Adverse Effect, including with respect to the Company's relationships with any material suppliers or customers or licensors;

     (b) except as permitted by this Agreement, there has been no direct or indirect redemption, purchase or other acquisition of any shares of Company capital stock, or any declaration, setting aside or payment of any dividend or other distribution by the Company in respect of any Company capital stock, or any issuance of any shares of capital stock of the Company (other than pursuant to the exercise of options and warrants pursuant to their terms), or, except in the ordinary course of business, any grant to any person (other than Ramat) of any option to purchase or other right to acquire shares of capital stock of the Company or any stock split or other change in the Company's capitalization;

     (c) neither the Company nor any of its Subsidiaries has entered into or agreed to enter into any new or amended contract with any labor unions representing employees of the Company or any of its Subsidiaries;

     (d) neither the Company nor any of its Subsidiaries has entered into or agreed to enter into any new or amended contract with any of the officers thereof or, except in the ordinary course of business, otherwise increased the compensation payable to the officers or directors of any such entity;

     (e) neither the Company nor any of its Subsidiaries has (i) entered into or amended any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan except as required by law or regulations or (ii) made any contribution to any such plan except for contributions specifically required by law or pursuant to the terms of such plans; and

     (f) neither the Company nor any of its Subsidiaries has made any change in accounting methods, principles or practices materially and adversely affecting its assets, liabilities or business, except in accordance with generally accepted accounting principles.

     SECTION 3.20 Labor Matters. Except as set forth in Schedule 3.20, (i) none of the Company and its Subsidiaries is a party to, or bound by, any collective bargaining agreement, contract or other understanding with a labor union or labor organization, (ii) as of the date hereof, there are no material controversies, strikes, slowdowns or work stoppages pending or, to the knowledge of the Company, threatened between the Company or its Subsidiaries and any of their respective employees, (iii) to the knowledge of the Company, as of the date hereof, there are no organizational efforts presently being made involving any of the employees of the Company or its Subsidiaries, (iv) each of the Company and its Subsidiaries have complied in all material respects with all Federal, state, local and foreign laws relating to wages, hours, collective bargaining, employment and employment practices, and the payment of social security and similar taxes, and (v) as of the date hereof, no person has asserted that the Company or its Subsidiaries are liable in any material amount for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.

     SECTION 3.21 Environmental Matters. To the Company's knowledge, except as described in the SEC Documents or Schedule 3.21 hereto, (i) the Company and each of the its Subsidiaries are in compliance with all applicable Federal, state, local and foreign laws and regulations and all judicial and administrative orders and determinations relating to pollution or protection of the environment or of human health (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) (collectively, "Environmental Laws"), except for non-compliance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, which compliance includes, but is not limited to, the possession by the Company and each of its Subsidiaries of permits and other governmental authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof; (ii) none of the Company or its Subsidiaries has received written notice of, or, to the knowledge of the Company, is the subject of, any actions, causes of action, claims, investigations, demands or notices by any person alleging liability under or non-compliance with any Environmental Law that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) there has not been by the Company or any of its Subsidiaries any treatment, storage, disposal or release of any hazardous or toxic material, substance or waste or of petroleum, or any fractions or by-products thereof, at any of their current properties and facilities used in the business of the Company or its Subsidiaries in a manner or at levels that require or is reasonably likely to require investigation, removal or remediation under Environmental Laws that would reasonably be expected to have a Material Adverse Effect.

     SECTION 3.22 Employment Agreements. Except as disclosed in Schedule 3.22, there are no employment, consulting, severance or indemnification contracts or agreements between the Company or any of its Subsidiaries, on the one hand, and any directors, officers or other employees of the Company or any of its Subsidiaries, on the other hand.

     SECTION 3.23 Change of Control Provisions. Except as disclosed in Schedule 3.23, none of the contracts or agreements set forth in Schedule 3.22 and none of the Company's or any of its Subsidiaries' employee benefit plans, programs or arrangements contains any provision that would become operative as the result of a change of control of the Company or that would become operative as a result of the transactions contemplated hereby and by the other Basic Agreements.

     SECTION 3.24 State Takeover Statutes. The Board of Directors of the Company has approved this Agreement and the consummation of the transactions contemplated hereby and by the other Basic Agreements and such approval constitutes approval of such transactions by the Board of Directors of the Company under the provisions of Section 912 of the New York Business Corporation Law (the "BCL") such that Section 912 of the BCL does not apply to the transactions contemplated hereby and by the other Basic Agreements.

     SECTION 3.25 Brokers. Except as set forth in Schedule 3.25, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of the Company.

     SECTION 3.26 Accounts Receivable. Schedule 3.26 lists and ages all accounts receivable of the Company as of December 31, 1998. All such accounts receivable represent amounts due for bona fide sales generated in the ordinary course of business of the Company.

     SECTION 3.27 Inventory. All inventories of the Company as at December 31, 1998 are set forth on Schedule 3.27 and are valued using lower of average landed cost or market and are stated in accordance with GAAP. Since December 31, 1998, the Company has sold such inventory only in the ordinary course of the Company's business.


                                   ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF SIMON AND AIF

     Each of Simon and AIF hereby severally represents and warrants to the Company that, as to itself:

     SECTION 4.1 Organization, Existence, Qualification and Authority of Simon and AIF. Simon is a limited liability company and AIF is a limited partnership, duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization, and has the power and authority to enter into each Basic Agreement to which it is a party and perform its obligations hereunder and thereunder. The execution, delivery and performance of each Basic Agreement by each of Simon and AIF have been duly and validly authorized by all requisite company and partnership action and each Basic Agreement has been duly executed and delivered by each of Simon and AIF. Each Basic Agreement is legal, valid and binding upon each of Simon and AIF and enforceable against such party in accordance with its terms.

     SECTION 4.2 No Breach or Default. The execution, delivery and performance of each Basic Agreement by each of Simon and AIF which is a party thereto and the consummation of the sale of the Shares to each of Simon and AIF as contemplated by this Agreement do not and will not: (i) violate each of Simon's and AIF's constitutive documents; (ii) violate any law or regulation applicable to each of Simon and AIF; (iii) result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease or sublease, contract or other agreement or instrument to which each of Simon and AIF is a party or by which Simon or AIF or any of their respective properties is bound; (iv) result in the creation or imposition of any Lien upon any of the property of each of Simon or AIF; or (v) except as set forth on Schedule 4.2A hereto with respect to Simon and Schedule 4.2B hereto with respect to AIF, require the consent or approval of, or any filing with, any governmental body, agency, authority or any other Person.

     SECTION 4.3 Purchase for Own Account.

     (a) The Shares to be acquired by each of Simon and AIF pursuant to this Agreement are being acquired for its own account and with no intention of distributing or reselling such Shares or any part thereof in any transaction which would be in violation of the securities laws of the United States, without prejudice, however, to each of Simon and AIF's rights at all times to sell or otherwise dispose of all or any part of such Shares under a registration statement under the Act or under an exemption from such registration available under the Act, subject to applicable provisions of the New Shareholders Agreement and the Equity Registration Rights Agreement.

     (b) Each of Simon and AIF understands that none of the Shares has been registered under the Act, and such Shares cannot be sold unless they are subsequently registered under the Act or unless an exemption from such registration is available. If either Simon or AIF should in the future decide to dispose of any Shares being acquired pursuant hereto, such Person understands and agrees that it may do so only in compliance with the Act, as then in effect, and that stop-transfer instructions to that effect will be in effect with respect to such Shares. If either Simon and AIF should decide to dispose of the Shares being acquired pursuant hereto, other than pursuant to Rule 144 under the Act or an effective registration statement under the Act, such Person may, in connection with such disposition and at such Person's expense, appoint counsel of recognized standing in securities law (including in-house or special counsel) in connection with such disposition and the Company will accept, and will recommend that any transfer agent for the Shares accept, the opinion of such counsel to the effect that the proposed disposition of the Shares would not be in violation of the Act, assuming such counsel and opinion are reasonably acceptable to the Company.

     SECTION 4.4 Investor Sophistication. Each of Simon and AIF is an "accredited investor" within the meaning of Rule 501(1) under the Act, and by reason of its business and financial experience, or the business and financial experience of those Persons retained by it to advise it with respect to its investment in the Shares being acquired pursuant to this Agreement, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment, are able to bear the economic risk of such investment and, at the present time, are able to afford a complete loss of such investment. Each of Simon and AIF (together with such Persons retained by it to advise it with respect to its investment in the Shares being acquired pursuant to this Agreement) has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of the purchase of Shares and to obtain any additional information necessary to evaluate the merits and risks of purchasing the Shares.

     SECTION 4.5 Brokers. Except as set forth in Schedule 4.5A with respect to Simon and Schedule 4.5B with respect to AIF, no broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based on arrangements made by or on behalf of Simon or AIF.

     SECTION 4.6 Ownership of AIF Note. AIF is, and has been since June 30, 1993, the record and beneficial owner of the AIF Note, free and clear of all Liens, and has never transferred, sold, pledged or hypothecated any interest in the AIF Note. Neither AIF nor any Affiliate thereof is a party to, or subject to, any agreement pursuant to which any Person would have the right or option to acquire any interest in the AIF Note.


                                   ARTICLE V

           REPRESENTATIONS AND WARRANTIES OF APOLLO ARIS PARTNERS, LP

     AAP hereby represents and warrants to the Company that as to itself:

     SECTION 5.1 Organization, Existence, Qualification and Authority of AAP. AAP is a limited partnership duly organized, validly existing and, if applicable, in good standing under the laws of its jurisdiction of organization, and has the power and authority to enter into each Basic Agreement to which it is a party and perform its obligations hereunder and thereunder. The execution, delivery and performance of each Basic Agreement to which AAP is a party by AAP has been duly and validly authorized by all requisite partnership action and each Basic Agreement has been duly executed and delivered by AAP. Each Basic Agreement to which AAP is a party is legal, valid and binding upon AAP and enforceable against AAP in accordance with its terms.

     SECTION 5.2 No Breach or Default. The execution, delivery and performance of each Basic Agreement by AAP to which it is a party does not and will not: (i) violate AAP's constitutive documents; (ii) violate any law or regulation applicable to AAP; (iii) result in the breach of, or constitute a default under, any indenture, mortgage, deed of trust, lease or sublease, contract or other agreement or instrument to which AAP is a party or by which AAP or any of its properties is bound; (iv) result in the creation or imposition of any Lien upon any of the property of AAP; or (v) except as set forth on Schedule 5.2 hereto, require the consent or approval of, or any filing with, any governmental body, agency, authority or any other Person.

     SECTION 5.3 Ownership of Shares. AAP is, and has been since June 30, 1993, the record and beneficial owner of 5,804,820 shares of Common Stock, free and clear of all Liens, and has never transferred, sold, pledged, or hypothecated any of such shares. Except for the Existing Shareholders Agreement, neither AAP nor any Affiliate thereof is a party to, or subject to, any agreement pursuant to which any Person would have the right or option to acquire any shares of Common Stock owned by AAP.

                                   ARTICLE VI

                    ADDITIONAL REPRESENTATIONS AND WARRANTIES
                           OF THE SIMON GROUP, L.L.C.

     Simon hereby represents and warrants to the Company that as to itself:

     SECTION 6.1 Control of Group; Simon Ownership. Arnold Simon, an individual ("AS"), controls the governance and management of Simon, will have the sole voting and investment power with respect to shares of the Company to be issued to Simon hereunder, and is and will remain the sole and exclusive Person authorized to take action on behalf of Simon in connection with all transactions, including without limitation the execution of all documents and instruments, between or among Simon, the Company, Apollo and Ramat, pursuant to and as provided in the constitutive documents of Simon as delivered and certified to the Company on the date of this Agreement (the "Simon Entity Agreement"). No consent, approval or signature of any member, partner, investor, shareholder, officer or manager (other than AS) is required in connection with the execution, delivery and performance of this Agreement by Simon. AS is the beneficial owner of not less than twenty-five (25%) percent of the equity interests in Simon.

     SECTION 6.2 Investor Sophistication. Simon has been organized for the specific purpose of acquiring the Securities being purchased under this Agreement. Accordingly, each holder of the record and beneficial interests in Simon is an "accredited investor" within the meaning of Rule 501(1) under the Act, and by reason of its business and financial experience, or the business and financial experience of those Persons retained by him or it to advise him or it with respect to his or its investment in Simon, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment, are able to bear the economic risk of such investment and, at the present time, are able to afford a complete loss of such investment. Simon (together with such Persons retained by it to advise it with respect to its investment in the Shares being acquired pursuant to this Agreement) has been afforded the opportunity to ask questions and receive answers concerning the terms and conditions of its purchase of interests in Simon and Simon's purchase of Shares and to obtain any additional information necessary to evaluate the merits and risks of purchasing the Shares.

     SECTION 6.3 Funding of Purchase Price. On the date of this Agreement Arnold Simon has, and at the Closing, Simon will have, immediately available funds in the aggregate amount not less than the Simon Purchase Price.

                                  ARTICLE VII

                        CONDITIONS PRECEDENT TO CLOSING

     SECTION 7.1 Conditions Precedent to Obligations of Simon and AIF. The obligations of each of Simon and AIF to purchase the Shares hereunder are subject to the satisfaction of the following conditions on or before the Closing
Date:

     (a) With respect to the obligations of Simon, the representations and warranties made by the Company herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date (except where the specific representation or warranty by its terms applies to an earlier date).

     (b) With respect to the obligations of Simon, the Company shall have performed and complied in all material respects with all material covenants, agreements and conditions set forth herein and in each of the Basic Agreements which are required to be performed or complied with by it on or prior to the Closing Date.

     (c) The purchase of and payment for the Shares to be purchased by Simon or AIF hereunder shall not (i) be prohibited by any applicable law or governmental regulation (including without limitation Regulation S, T, U or X of the Board of Governors of the Federal Reserve System), (ii) subject Simon or AIF to any penalty or other onerous condition pursuant to any applicable law or governmental regulation, (iii) be prohibited by the laws or regulations of any jurisdiction to which it is subject or (iv) be permanently enjoined at the Closing Date.

     (d) All authorizations, consents, approvals, permits and licenses and filings with, by or in respect of any federal, state, local or foreign governmental authority, agency, court or other body required to be taken, given or obtained that are necessary in connection with the transactions contemplated herein and in the other documents related hereto, shall have been taken, given or obtained, be in full force and effect and not be subject to any pending proceedings or appeals, administrative, judicial or otherwise other than those which would not have a Material Adverse Effect.

     Without limiting the generality of the foregoing, the Hart-Scott-Rodino Act ("HSR") pre-merger notification waiting period applicable to the transactions contemplated hereby shall have expired or have been terminated.

     (e) With respect to the obligations of Simon, all consents and approvals to be obtained by the Company from third parties (including licensors, lessors and others), including without limitation those set forth on Schedule 3.5 hereto, that are required in connection with the transactions contemplated herein and in the other documents related hereto, shall have been given or obtained and be in full force and effect in form and substance reasonably acceptable to Simon.

     (f) The Certificate of Amendment designating the Series A Preferred Stock, in the form of Exhibit A hereto, shall have been filed with the Department of State of the State of New York.

     (g) The New Shareholders Agreement and the New Equity Registration Rights Agreement shall have been executed and delivered by all of the parties thereto (other than AIF, with respect to the obligations of AIF hereunder and Simon and Arnold Simon, with respect to the obligations of Simon and Arnold Simon hereunder).

     (h) With respect to the obligations of Simon, AIF shall have exchanged the AIF Note for cash and shares of Common Stock and Series A Preferred Stock pursuant to Section 2 and AIF shall have delivered a release to the Company of all claims arising under the AIF Note.

     (i) With respect to the obligations of Simon, there shall not have occurred any material adverse change in the financial condition or business of the Company and its Significant Subsidiaries taken as a whole since the date of this Agreement.

     (j) The Closing Date shall not be later than 5:00 p.m., New York time, on the Outside Date (as defined in Section 10.2 hereof), or such later time as the Company and the Purchasers may agree to.

     (k) The Company shall have executed and delivered in favor of each new member of the Board of Directors of the Company an indemnification agreement in the form currently used by the Company.

     (l) On or before the Closing Date, Simon and AIF shall have received all of the following from the Company in form and substance reasonably satisfactory to Simon and AIF:

          (i) Each of the Basic Agreements, duly executed and delivered by each of the respective parties thereto and in full force and effect;

          (ii) Certificates representing the Shares shall be issued in the name of Simon and AIF and delivered in accordance with Section 2;

          (iii) Certificate of Secretary of the Company dated as of the date of Closing certifying (A) the Restated Certificate of Incorporation and the Certificate of Amendment relating to the designation of the Series A Preferred Stock, recently certified by the Secretary of State of New York as duly filed and currently in full force and effect; (B) Restated By-laws;
     (C) absence of amendments to the Restated Certificate of Incorporation and Restated By-laws since the date of the last amendment shown on the official evidence as to filed constituent documents furnished pursuant to (vi) below; (D) resolutions, in form and substance satisfactory to Simon, of the board of directors of the Company duly authorizing the execution, delivery and performance of this Agreement and the other documents executed in connection with this Agreement to which it is a party and absence of other resolutions relating thereto; (E) the absence of proceedings for the merger, consolidation, sale of assets, dissolution, liquidation or similar proceedings with respect to the Company and the Significant Subsidiaries; and (F) the incumbency and signature of the individuals authorized to execute and deliver documents on the Company's behalf;

          (iv) Certificate of Secretary of the Company dated as of the date of Closing certifying resolutions, in form and substance satisfactory to Simon, of the board of directors of the Company duly authorizing the following actions, such actions to take effect immediately following the
     Closing:

               (1) Amendment of the 1993 Stock Incentive Plan to increase the number of shares covered to 10,000,000, subject to approval and ratification by the Company's shareholders;

               (2) Amendment of the Certificate of Incorporation of the Company to increase the authorized shares of Common Stock to 100,000,000 shares, subject to approval and ratification by the Company's shareholders;

               (3) Resignation of the current directors of the Company and all Subsidiaries of the Company, other than Ramat and Robert Katz (as evidenced by letters of resignation of such directors addressed to and delivered to the Company at or before the Closing), and election of the persons set forth on Schedule 7.1 hereto as replacement and additional members of the Board of Directors of the Company and all Subsidiaries of the Company; provided however, that the term of office as directors of the Company of two of the persons set froth on
          Schedule 7.1 hereto shall be deferred until ten (10) days have elapsed from the mailing to the Company's shareholders of the statement referred to in Section 9.14 hereof.

          (v) Certificate of Secretary of each of domestic Significant Subsidiary dated as of the date of Closing certifying (A) the corporate charter, by-laws and other constituent document of such person, recently certified, in the case of any such document filed with the appropriate governmental authority of the jurisdiction in which such person is organized (a "filed constituent document") by such governmental authority;
     (B) absence of amendment to any filed constituent document since the date of the last amendment shown on the official evidence as to filed constituent documents furnished pursuant to (vi) below; (C) resolutions or other written evidence of corporate action, in form and substance satisfactory to Purchasers, of the board of directors (or appropriate committee thereof) and, if applicable, the stockholders of such person duly authorizing or ratifying the execution, delivery and performance by such person of each agreement relating to the consummation of the transactions pursuant to this Agreement to which it is or is to be party, if any, and absence of other resolutions relating thereto; (D) the absence of proceedings for the merger, consolidation, sale of assets, dissolution, liquidation or similar proceedings with respect to such person; and (E) the incumbency and signature of the individuals authorized to execute and deliver documents on such person's behalf;

          (vi) Recent official evidence from appropriate governmental authorities of appropriate domestic jurisdictions for each of the Company and each Significant Subsidiary as to constituent documents on file, good standing, payment of franchise taxes and qualification to do business of such person;

          (vii) Certificate executed by the President of the Company dated as of the Closing Date, certifying on behalf of the Company that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the Closing Date;

          (viii) A Certificate executed by the President of each of the Significant Subsidiaries dated as of the Closing Date, certifying on behalf the Company that the representations and warranties of the Company contained in this Agreement solely with respect to the Significant Subsidiary of which such person is President, are true and correct in all material respects as of the Closing Date; and

          (ix) An opinion addressed to Simon and dated the date of Closing of Herrick, Feinstein LLP, counsel to the Company, with respect to certain corporate matters and substantially in the form of Exhibit D hereto.

     (m) There shall not have occurred (1) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange for a period in excess of three hours (excluding suspension or limitation resulting solely from physical damage or interference with such exchanges or related to market conditions), (2) a declaration of a banking moratorium or any suspension of payments, lending or the extension of credit generally in respect of banks in the United States (whether or not mandatory), (3) any decline in either the Dow Jones Industrial Average or the Standard & Poor's Index of 500 Industrial Companies by an amount in excess of 25% measured from the close of business on the date hereof or (4) in the case of any of the foregoing existing at the time of the execution hereof, a material acceleration or worsening thereof.

     (n) With respect to the obligations of Simon hereunder, (i) the Debt Registration Rights Agreement to which the Company is a party, dated as of June 30, 1993 (the "Debt Registration Rights Agreement"), shall have been terminated in accordance with its terms, and (ii) Apollo's rights under the Equity Registration Rights Agreement to which the Company is a party, dated as of June 30, 1993 (the "1993 Equity Registration Rights Agreement"), shall have been terminated.

     SECTION 7.2 Conditions Precedent to Obligations of the Company. The obligations of the Company to issue and sell the Shares pursuant to this Agreement are subject, at the Closing Date, to the satisfaction of the following conditions:

     (a) The representations and warranties made by each of Simon, AIF and AAP herein shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties have been made on and as of the Closing Date (except where the specific representation or warranty by its terms applies to an earlier date)

     (b) Each of Simon, AIF and AAP shall have performed and complied in all material respects with all material covenants, agreements and conditions set forth herein which are required to be performed or complied with by it on or prior to the Closing Date

     (c) The purchase of and payment for the Shares to be purchased by each of Simon and AIF hereunder shall not (i) be prohibited by any applicable law or governmental regulation (including without limitation Regulation S, T, U or X of the Board of Governors of the Federal Reserve System), (ii) be prohibited by the laws or regulations of any jurisdiction to which the Company is subject or (iii) be permanently enjoined at the Closing Date.

     (d) All authorizations, consents, approvals, permits and licenses and filings with, by or in respect of any federal, state, local or foreign governmental authority, agency, court or other body required to be taken, given or obtained that are necessary in connection with the transactions contemplated herein and in the other documents related hereto, shall have been taken, given or obtained, be in full force and effect and not be subject to any pending proceedings or appeals, administrative, judicial or otherwise, other than those which would not have a Material Adverse Effect.

     Without  limiting  the  generality  of the  foregoing,  the HSR  pre-merger
notification   waiting  period   applicable  with  respect  to  the  transaction
contemplated hereby shall have expired or have been terminated.

     (e) All consents and approvals to be obtained by the Company from third parties (including licensors, lessors and others), including without limitation those set forth on Schedule 3.5 hereto, that are required in connection with the transactions contemplated herein and in the other documents related hereto, shall have been given or obtained and be in full force and effect, and in form and substance satisfactory to the Company.

     (f) All consents and approvals to be obtained by each of Simon, AIF and AAP from third parties (including licensors and others), including without limitation those set forth on Schedules 4.2A, 4.2B and 5.2 hereto, that are required in connection with the transactions contemplated herein and in the other documents related hereto, shall have been given or obtained and be in full force and effect, and in form and substance satisfactory to the Company.

     (g) The Certificate of Amendment designating the Series A Preferred Stock, in the form of Exhibit A hereto, shall have been accepted for filing by the Department of State of the State of New York.

     (h) The New Shareholders Agreement and the New Equity Registration Rights Agreement shall have been executed and delivered by Simon.

     (i) The Closing Date shall not be later than 5:00 p.m., New York time, on the Outside Date, or such later time as the Company and the Purchasers may agree to.

     (j) The Company shall have received the certification by Arnold Simon as to the representations of Simon set forth in Article VI hereto and the identification and extent of participation of all holders of membership, partnership, shareholder, investor or other record or beneficial interests in Simon (each a "Simon Participant").

     (k) The Company shall have received Investment Representation letters in form and substance satisfactory to the Company from each Simon Participant confirming the matters set forth in Article VI as to such Simon Participant.

     (l) On or before the Closing Date, the Company shall have received all of the following from Simon, AIF and/or AAP, as applicable, in form and substance satisfactory to the Company:

          (i) Each of the Basic Agreements, duly executed and delivered by each of the respective parties thereto and in full force and effect;

          (ii) a  Certificate  of  Secretary  of Simon,  dated as of the date of
     Closing certifying (A) the attached operating agreement, article of association, corporate charter, by-laws and other constituent document of such person, recently certified, in the case of any such document of such person filed with the appropriate governmental authority of the jurisdiction in which such person is organized, by such governmental authority as being in full force and effect; (B) absence of amendments to constituent documents of such person(in the case of any such documents of such person filed with a governmental authority, since the date of the last amendment shown on the official evidence as to filed constituent documents finished pursuant to (iii) below; (C) resolutions, in form and substance satisfactory to the Company, of the manager, board of directors, board of managers, general partner or other governing authority of such person duly authorizing the execution, delivery and performance of this Agreement and the other documents executed in connection with this Agreement to which it is a party and absence of other resolutions relating thereto; (D) the absence of proceedings for the merger, consolidation, sale of assets, dissolution, liquidation or similar proceedings with respect to such person; and (E) the incumbency and signature of the individuals authorized to execute and deliver documents on such person's behalf;

          (iii) Recent official evidence from appropriate governmental authorities of appropriate domestic jurisdictions for Simon, as to constituent documents on file, good standing, payment of franchise taxes and qualification to do business of such person;

          (iv) Certificate executed by the appropriate officer of each of Simon, AIF and AAP, as applicable, dated as of the Closing Date, certifying that the representations and warranties of such entity contained in this Agreement are true and correct in all material respects as of the Closing Date; and

          (v) An opinion addressed to the Company and dated the date of Closing of Shapiro, Forman and Allen LLP, counsel to Simon, with respect to certain corporate matters and substantially in the form of Exhibit E hereto.

     (m) On the Closing Date, Simon shall have made the entire payment to the Company of the Simon Purchase Price against delivery of the Shares to be issued to Simon, and AIF shall have exchanged the AIF Note for cash and Shares in accordance with Section 2.1.


                                  ARTICLE VIII

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

     SECTION 8.1 Conduct of Businesses Prior to the Effective Time. Except as set forth in Schedule 8.2 hereto, as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, or with the consent of Simon, during the period from the date of this Agreement to the Closing Date, each of the Company and its Significant Subsidiaries shall (i) conduct its business in the usual, regular and ordinary course consistent with past practice, and (ii) use reasonable good faith efforts to maintain and preserve intact its business organization, employees and advantageous business relationships and retain the services of its officers and key employees.

     SECTION 8.2 Forbearance. Without limiting Section 8.1 hereof, except as set forth in Schedule 8.2 hereto or as expressly contemplated or permitted by this Agreement, or as required by applicable law, rule or regulation, during the period from the date of this Agreement to the Closing Date, neither the Company nor its Significant Subsidiaries shall, without the prior written consent of
Simon:

     (a) adjust, split, combine or reclassify any of its capital stock; make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock; issue, deliver or sell any shares of its capital stock or any securities convertible into or exercisable for, or any rights, options or warrants to acquire, any such shares or securities (whether for cash or property) except for (i) the grant of 1,000,000 stock options to Ramat, (ii) the issuance of shares of Common Stock issuable on the exercise of stock options granted prior to the date hereof pursuant to the 1993 Stock Incentive Plan, which options become vested and exercisable on or prior to the Closing Date, and
(iii) shares of Common Stock issuable upon the possible exercise of the Heller Warrant;

     (b) sell, lease, transfer, or otherwise dispose of, or subject to any Lien, any of its properties or assets, or cancel, release or assign any material indebtedness owed to it or any material claim held by it, except (i) in the ordinary course of business consistent with past practice, (ii) as required under any agreement relating to indebtedness for borrowed money to which the Company or the Significant Subsidiaries are party or (iii) pursuant to contracts or agreements in force as of the date of this Agreement and listed in Schedule
8.2 hereto;

     (c) except (i) in the ordinary  course  consistent  with past practice,  or
(ii) pursuant to any agreement relating to indebtedness for borrowed money in effect on the date of this Agreement and disclosed on Schedule 8.2 hereto, incur or assume any liabilities or incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or entity (other than a Subsidiary of the Company); provided, however, that the Company and the Significant Subsidiaries shall be permitted to discuss and negotiate with, and pay commitment and similar fees to, their lenders and factors so as to provide working capital credit lines, factoring arrangements and the documentation relating thereto (A) to extend such facilities so as to cover the period until the Outside Date and (B) to extend such facilities for periods after the termination of this Agreement;

     (d) make any material acquisition or investment either by purchase of stock or securities, merger or consolidation, contributions to capital, property transfers, or purchases of any property or assets of any other individual, corporation or other entity other than a wholly owned Subsidiary thereof;

     (e) except for purchases and sales of inventory and merchandise in the ordinary course of business, make any material change in any of its licenses, leases or contracts or enter into, renew or terminate any contract or agreement that calls for aggregate annual payments of $50,000 or more and which either (i) is not terminable at will on 60 days or less notice without payment of a penalty or (ii) has a term of more than one year;

     (f) increase in any material respect the compensation or fringe benefits of any of its employees or pay any bonus, pension or retirement allowance not required by any existing plan, program or agreement to any such employees or become a party to, amend or commit itself to any pension, retirement, profit-sharing or welfare benefit plan or agreement or employment agreement with or for the benefit of any employee or accelerate the vesting of any stock options or other stock-based compensation;

     (g) except as provided in the existing budgets and business plans of the Company dated December 16, 1998 delivered to Simon, make any capital expenditures in excess of (A) $100,000 individually or (B) $250,000 in the aggregate, other than expenditures necessary to maintain existing assets in good repair;

     (h) except as otherwise permitted elsewhere in this Section 8.2, engage or participate in any material transaction or incur or sustain any material obligation not in the ordinary course of business;

     (i) settle any claim, action or proceeding involving money damages which is material to the financial condition, operations or businesses of the Company and the Significant Subsidiaries on a consolidated basis, except in the ordinary course of business consistent with past practice and except for settlements for monetary damages that are not, individually or in the aggregate with any other such settlements, in excess of $100,000 in the aggregate;

     (j) except for the filing on behalf of the Company of the Certificate of Amendment relating to the designation of the Series A Preferred Stock in the form of Exhibit A hereto, amend its certificate of incorporation, bylaws or similar governing documents, as the case may be;

     (k) enter into any line of business other than the importation, manufacturing, distribution, and merchandising of apparel, the licensing of trademarks relating thereto, and the licensing of the Company's and Significant Subsidiaries' owned trademarks;

     (l) take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Closing Date, or in any of the conditions to the transactions contemplated hereby set forth in Article VII not being satisfied or in a violation of any provision of this Agreement;

     (m) make any changes in its accounting methods, except as may be required under law, rule, regulation or GAAP, or, upon prior notification to and approval of Simon, as required pursuant to the Company's or Significant Subsidiaries' agreements relating to indebtedness for borrowed money;

     (n) except as provided in, or otherwise permitted by another section of this Agreement, enter into any agreement or perform any transaction with any Affiliate;

     (o) enter into any new license agreement as licensor or licensee; or

     (p) agree to, or make any commitment to, take any of the actions prohibited by this Section 8.2.




                                   ARTICLE IX

                             ADDITIONAL AGREEMENTS

     SECTION 9.1 Access to Information.

     (a) Upon reasonable notice, the Company shall, and shall cause the Significant Subsidiaries to, afford to the representatives of Simon and Apollo during normal business hours during the period prior to the Closing Date, access to all its properties, books, contracts, commitments and records, and to its officers, employees, accountants, counsel and other representatives and, during such period, the Company shall, and shall cause the Significant Subsidiaries to, make available to the other party all information concerning their business, properties and personnel as such other party may reasonably request. Neither the Company nor the Significant Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would, in the opinion of such counsel, waive the attorney-client privilege of the institution in possession or control of such information or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

     (b) All information furnished by the Company or the Significant Subsidiaries to Simon and Apollo pursuant to this Agreement (the "Confidential Information") shall be treated as the sole property of the Company and, if this Agreement shall be terminated, each party receiving information shall upon request promptly return to the Company all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. Each party hereto receiving Confidential Information shall keep confidential all such information, will use such information solely for the purpose of evaluating the transactions contemplated by this Agreement and shall not directly or indirectly use such information for any competitive or other commercial purpose.

     (c) The obligation to keep Confidential Information as such shall not apply to (i) any information which (A) was already in the receiving party's possession on a non-confidential basis prior to the disclosure thereof by the furnishing party, (B) was then generally known to the public other than as a result of disclosure by the receiving party in violation of the provisions hereof, or (C) was disclosed to the receiving party by a third party not bound by any obligation of confidentiality or (ii) disclosures made as required by law. If the receiving party is requested or required (by oral question or request for information or documents in legal proceedings, interrogatories, subpoena, civil investigative demand or similar process) to disclose any information concerning the receiving party, the receiving party will promptly notify the furnishing party of such request or requirement so that the furnishing party may seek an appropriate protective order and/or waive the receiving party's compliance with the provisions of this Agreement. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder the receiving party is nonetheless, in the opinion of counsel, compelled to disclose information concerning the furnishing party to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, the receiving party may disclose such information to such tribunal or governmental body or agency to the extent necessary to comply with such order as advised by counsel without liability hereunder.

     (d) Each receiving party understands and agrees that the furnishing party will suffer immediate, irreparable harm in the event such receiving party fails to comply with any of its obligations of confidentiality under this Agreement, that monetary damages will be inadequate to compensate the furnishing party for such breach and that such furnishing party shall be entitled to specific performance as a remedy for any such breach without the necessity of posting a bond or proving special damages. Such remedy shall not be deemed to be the exclusive remedy in the event of breach of this Agreement by any receiving party, but shall be in addition to all other remedies available to the furnishing party at law or in equity.

     (e) No investigation by either of the parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein. No representations or warranties are made by the Company, the Significant Subsidiaries, Simon, AIF or AAP or any affiliate thereof except as expressly set forth in this Agreement, the Schedules hereto and the Basic Agreements.

     (f) All discussions by Simon or Apollo with the Company's shareholders, employees, lenders, licensors, licensees, customers and suppliers will be coordinated through Ramat.

     SECTION 9.2 Legal Conditions to Transactions. Subject to the terms and conditions of this Agreement, each of Company, Simon, AIF and AAP shall use their reasonable good faith efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the transactions contemplated hereby and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (ii) to obtain (and to cooperate with the other parties to obtain) any consent, authorization, order or approval of, or any exemption by, any third party(including any governmental agency) which is required to be obtained by the Company, Simon, AIF or AAP in connection with the transactions contemplated by this Agreement.

     SECTION 9.3 Further Assurances. In case at any time after the Closing Date any further action, or the execution and delivery of any additional documents or instruments, is necessary or desirable to carry out the purposes of this Agreement, the parties hereto shall take such actions and execute and deliver such additional documents and instruments as may be reasonably requested by Company or the other parties hereto.

     SECTION 9.4 Advice of Changes. Each of the parties hereto shall promptly advise the other parties hereto of any change or event which, individually or in the aggregate with other such changes or events, would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Closing, each party hereto shall promptly supplement or amend the disclosure schedules attached hereto relating to such party, to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such disclosure schedules or which is necessary to correct any information in such disclosure schedules which has been rendered inaccurate thereby. No supplement or amendment to such disclosure schedules shall have any effect for the purpose of determining the accuracy of any party's representations and warranties contained herein, the satisfaction of any of the conditions in Article VII hereof, or the compliance by any party with its covenants or agreements contained herein.

     SECTION 9.5 Series A Preferred Stock Designation. The Company shall, promptly after the execution and delivery of this Agreement, file the Certificate of Amendment to its Restated Certificate of Incorporation with respect to the designation of its Series A Preferred Stock, in the form of Exhibit A hereto, with the New York Secretary of State.

     SECTION 9.6 1999 Shareholders Meeting and Related Matters.

     (a) The Company shall call and hold a Shareholder's Meeting on a date no later than ninety (90) days after the Company's 1998 audited financial statements are available, for the purposes of (i) electing the Directors of the Company, (ii) appointing the auditors of the Company, (iii) approving an amendment to the Restated Certificate of Incorporation of the Company increasing the number of authorized shares of Common Stock of the Company to 100,000,000 shares and (iv) approving an amendment to Aris' 1993 Stock Incentive Plan to increase the number of shares reserved for issuance under such Plan from 3,500,000 shares to 10,000,000 shares. The Board of Directors of the Company shall recommend to the shareholders the approval of such appointments and amendments, and the Company shall use its best efforts to obtain such shareholder approval. The

Company shall prepare, file and distribute appropriate proxy statements, annual reports and other materials necessary for such shareholders meeting. Each of Apollo and Simon hereby consents to such amendments of the Company's Restated Certificate of Incorporation and of the Aris' 1993 Stock Incentive Plan, and agrees that they will, at any annual or special meeting of shareholders of the Company, vote all shares of the Company owned or controlled by them in favor of approval of such appointments and amendments and shall otherwise cooperate and use its best efforts to obtain approval by other shareholders of the Company of such appointments and amendments.

     (b) The Company shall, promptly after the approval by its shareholders, file a Certificate of Amendment to its Restated Certificate of Incorporation increasing the number of authorized shares of Common Stock of the Company to 100,000,000 shares with the New York Secretary of State. The Company shall then take all necessary action to reserve for issuance the number of shares of Common Stock as may be issuable upon conversion of the Series A Preferred Stock. Promptly after the filing of such Certificate of Amendment, all issued and outstanding shares of Series A Preferred Stock, shall, in accordance with their terms, be automatically converted into the applicable number of shares of Common Stock.

     (c) The Company shall, promptly after the approval by its shareholders of the foregoing amendment to the 1993 Stock Incentive Plan, prepare, file and distribute an amended Form S-8 Registration Statement covering the increased number of 10,000,000 shares reserved for issuance under Aris' 1993 Stock Incentive Plan.

     SECTION 9.7 Transaction Expenses. In the event that (i) the transactions contemplated by this Agreement (including without limitation, funding of the Simon Stock Purchase and the redemption of the AIF Note) are consummated on the Closing Date, or (ii) this Agreement is terminated by Simon as a result of a material breach of the provisions hereof by either of the Company or Apollo, then the reasonable fees and disbursements of Simon's legal counsel, accountants, and other professional advisors relating to the transactions contemplated by this Agreement and amounts paid to or on behalf of any potential lenders for the Company, documented to the Company (the "Simon Transaction Expenses"), shall be paid by the Company. Except as set forth in the preceding sentence, in the event that, for any reason or circumstance, the closing of the transactions contemplated by this Agreement does not occur, or this Agreement is terminated, then the Company shall have no obligation to pay or reimburse any Simon Transaction Expenses. Except as set forth in this Section 9.7, each party hereto shall bear its own expenses relating to the transactions contemplated hereby.

     SECTION 9.8 Standstill Provisions. For a period of two (2) years from the date of this Agreement, neither Simon nor any Affiliate thereof (including without limitation, Arnold Simon individually, A.S. Enterprises, or any Affiliate thereof) shall (i) hire or solicit for employment any employee of the Company or its Subsidiaries, or (ii) except for the transactions contemplated by this Agreement, purchase any shares or debt of the Company; provided however, that if the Closing of the transactions contemplated hereby occurs on the Closing Date, the limitation set forth in clause (ii) above shall terminate on the Closing Date, and any limitations on purchase of shares or debt of the Company shall be as set forth in the New Shareholders Agreement; provided, further, that if this Agreement is terminated by Simon as a result of a material breach of the provisions hereof by either of the Company or Apollo, the limitation set forth in clause (ii) above shall terminate on the date of termination of this Agreement.

     SECTION 9.9 AIF Note Agreement and Debt Registration Rights Agreement Termination. The Company and AIF shall on the Closing Date terminate the AIF Note Agreement and the Debt Registration Rights Agreement.

     SECTION 9.10 Public Announcements. None of the parties hereto shall make any announcement or disclosure of the transactions contemplated hereby without the prior consent of the other parties hereto, unless and except (i) as required by applicable law and (ii) to sources of financing who agree to maintain information regarding such transactions in strict confidence.

     SECTION  9.11  Transfer  and  Similar  Taxes.   Notwithstanding  any  other
provision of this Agreement to the contrary, the Company shall assume and promptly pay all sales, use, privilege, transfer, documentary, gains, stamp, duties, recording and similar Taxes and fees (including any penalties, interest or additions) imposed upon any party incurred in connection with the transactions contemplated by this Agreement (collectively, the "Transfer Taxes"), and Company shall, at its own expense, procure any stock transfer stamps required by, and accurately file all necessary Tax Returns and other documentation with respect to, any Transfer Tax.

     SECTION 9.12 Closing Covenant. The parties hereto agree to act in good faith in taking any and all commercially reasonable actions necessary to facilitate the Closing and the other transactions contemplated by this Agreement, including, without limitation, the satisfaction of the respective closing conditions of the parties set forth herein. Each party hereto further agrees not to take any action that is intended or may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time prior to the Closing Date, or in any of the conditions to the transactions contemplated hereby not being satisfied, or in a violation of any provision of this Agreement.

     SECTION 9.13 Obligations of Arnold Simon.

     (a) Arnold Simon, personally and individually, shall be jointly and severally liable for the representations, warranties and covenants of Simon set forth in Sections 4.1 through 4.5 and Sections 6.1 through 6.3 of this Agreement.

     (b)  Arnold  Simon  shall  cause  Simon  to  consummate  the   transactions
contemplated by this Agreement subject to the terms and conditions hereof.

     SECTION 9.14 Rule 14f-1 Compliance. As promptly as practicable following the date hereof, the Company shall file with the Commission and mail to the shareholders of the Company a statement complying in all material respects with the requirements of Rule 14f-1 under the Securities Exchange Act of 1934.

     SECTION 9.15 Directors and Officers Liability Insurance. The Company shall provide, for a period inclusive of the Closing Date and of not less than six years after the Closing Date, the Company's current directors and officers an insurance and indemnification policy that provides coverage for events occurring or arising at or prior to the Closing Date ("D&O Insurance") that is no less favorable than the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage. From and after the Closing Date, the Company shall maintain D&O Insurance that provides coverage for current, past and future directors and officers with respect to events occurring or arising after the Closing Date that is no less favorable than the Company's existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage.

     SECTION 9.16 Certain Tax Elections. The Company shall consult with its advisors as to whether it is advisable for the Company to timely file the "Closing-Of-The-Books" election in accordance with Treasury Regulation ss.1.382-6(b).

     SECTION 9.17 Issuance of Shares to Warnaco. As promptly as practicable following the closing, the Company shall issue seven hundred thousand (700,000) shares of Common Stock to the Warnaco Group, Inc. ("Warnaco") pursuant to that certain letter agreement dated on or about February 24, 1999 between Warnaco and Arnold Simon.

                                   ARTICLE X

                                 MISCELLANEOUS

     SECTION 10.1 Indemnification and Related Provisions.

     (a)  Indemnification.  The Company (the  "Indemnifying  Party")  agrees and covenants to hold harmless and indemnify Simon (including any Affiliate, director, officer, employee, agent or controlling Person of Simon) (each of the foregoing Persons being an "Indemnified Person"), from and against any losses, claims, damages, liabilities and expenses (including reasonable attorneys' fees and expenses of investigation) incurred by such Indemnified Person after the Closing Date (collectively, "Indemnifiable Costs and Expenses") arising out of or based upon any breach by the Indemnifying Party of any of its representations, warranties (other than Section 3.26 (Accounts Receivable) and
Section 3.27 (Inventory)) or covenants contained herein or in the other Basic Documents only to the extent required to be performed by the Company prior to the Closing Date.

     In the case of any third party lawsuit, claim or other proceeding which results in Indemnifiable Costs and Expenses, the Indemnifying Party further agrees promptly upon demand by each Indemnified Person to reimburse each Indemnified Person for any Indemnifiable Costs and Expenses as they are incurred by it; provided that if the Indemnifying Party reimburses an Indemnified Person hereunder for any expenses incurred in connection with a lawsuit, claim, inquiry or other proceeding or investigation for which indemnification is sought, such Indemnified Person agrees to refund such reimbursement of expenses to the extent it is finally judicially determined that the indemnity provided for in this
Section 10.1 is not applicable to such Indemnified Person in accordance with its terms or otherwise. In the case of any third party lawsuit, claim or other proceeding which results in Indemnifiable Costs and Expenses, the Indemnifying Party further agrees: (i) that the indemnification, contribution and reimbursement commitments set forth in this Section 10.1 shall apply whether or not an Indemnified Person is a formal party to any such lawsuits, claims or other proceedings; and (ii) promptly upon demand by an Indemnified Person, at any time or from time to time, to reimburse such Indemnified Person for, or pay any loss, claim, damage, liability or expense as to which the Indemnifying Party has indemnification obligations to such Indemnified Person pursuant to this Agreement.

     The obligations of the Indemnifying Party hereunder shall survive any issuance of the Shares, the transfer of the Shares and the termination of this Agreement and shall not be extinguished with respect to any Person because any other Persons are not entitled to indemnity or contribution hereunder.

     (b) Procedure.  Promptly after receipt by an Indemnified  Person under this
Section 10.1 of notice of the commencement of any third party lawsuit, claim, inquiry or other proceeding or investigation thereof, such Indemnified Person will, if a claim in respect thereof is to be made against the Indemnifying Party hereunder, notify in writing the Indemnifying Party of the commencement thereof; but the omission so to notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Person hereunder unless the Indemnifying Party is actually prejudiced thereby. In case any such lawsuit or other proceeding or investigation shall be brought against any Indemnified Person, it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person, and after notice from the Indemnifying Party to such Indemnified Person of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Person under these indemnification provisions for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Person, in connection with the defense thereof other than reasonable costs of investigation; provided that, if (i) the Indemnifying Party shall have failed to assume the defense of such action or proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Person in any action or proceeding; or (ii) the named parties to any such action or proceeding include both such Indemnified Person and the Indemnifying Party, and such Indemnified Person shall have been advised by counsel in writing (with a copy to the Indemnifying Party) that there may be one or more defenses available to such Indemnified Person which are different from or additional to those available to the Indemnifying Party, then, in either case, if the Indemnified Person notifies the Indemnifying Party in writing that it elects to employ separate counsel, such separate counsel shall be at the expense of the Indemnifying Party and the Indemnifying Party shall not have the right to assume the defense of such action or proceeding on behalf of such Indemnified Person. In any event, the
Indemnifying  Party  shall  not,  in  connection  with  any one such  action  or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (and local counsel, if necessary) at any time for all Indemnified Persons. Promptly after the occurrence of any event which may give rise to a claim for indemnification from the Indemnifying Party not involving a third party claim, lawsuit or proceeding, the Indemnified Persons shall notify the Indemnifying Party in writing of such event, and in such writing the Indemnified Persons shall describe in reasonable detail the facts and circumstances with respect to the subject matter of such claim and the basis on which indemnification is sought pursuant to this Agreement. The Indemnified Persons shall reasonably cooperate with the Indemnifying Party in the defense, settlement other resolution of any claim for which is indemnification is sought under this Section 10.1.

     (c) Contribution. In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Section 10.1 is for any reason held to be unenforceable by the Indemnified Person though applicable in accordance with its terms, the Indemnifying Party, in lieu of indemnifying such Indemnified Person, shall have an obligation to contribute, and shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages, liabilities or expenses in such proportion as is appropriate to reflect not only the relative benefits received by the Indemnifying Party and the Indemnified Persons, but also to reflect the relative fault of the Indemnifying Party and the Indemnified Persons in connection with the statement or omissions which result in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations; provided, however, that no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The relative fault of the Indemnifying Party and the Indemnified Persons shall be determined by reference to, among other things, whether the untrue statement of a material fact or the omission to state a material fact has been made by, or relates to information supplied by, the Indemnifying Party or Indemnified Persons and the Persons' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a Person as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such Person in connection with investigation or defending any such claim.

     The Company and Simon agree that it would not be just and equitable if contribution pursuant to the immediately preceding paragraph were determined by any method of allocation which does not take into account the equitable considerations referred to in such paragraph.

     (d) Adjustment of Indemnity. The amount by which a party shall be indemnified for any Indemnifiable Costs and Expenses shall be reduced by (i) any insurance proceeds or indemnity, contribution, warranty or other similar payments recoverable by such party and (ii) any right to income tax or other Tax savings that reduce or will reduce the impact to such party of such Indemnifiable Costs and Expenses (provided, however, that in the event that any party seeking indemnification hereunder is unable to collect a payment with respect to such right to such insurance proceeds, indemnity, contribution, warranty or other similar payments (other than as a result of a waiver, settlement or failure to use commercially reasonable efforts to diligently prosecute such right by such party), then, at the time such right under clause
(i) or (ii) hereof is uncollectible or it becomes evident that such right is uncollectible (regardless of when such time occurs), the amount of Indemnifiable Costs and Expenses will be increased by the amount such Indemnifiable Costs and Expenses were reduced on account of such right).

     (e) Periods of Survival of Representations and Warranties of the Company. All representations and warranties of the Company (other than Section 3.26 (Accounts Receivable) and Section 3.27 (Inventory) which shall not survive the Closing) contained in this Agreement shall terminate and expire one (1) year after the Closing Date.

     (f) Limitations. Notwithstanding any provision to the contrary contained in this Agreement, Simon shall not be entitled to indemnification from the Company for breaches, inaccuracy or nonfulfillment of representations, warranties, covenants or agreements under this

Agreement, until the dollar amount of all such claims shall exceed $1,000,000 (One Million Dollars) (the "Basket Amount"). If such claims exceed the Basket Amount, the Company shall be liable only for the portion of such claims which exceed the Basket Amount.

     (g) Non-Third Party Claims. To the extent that the Indemnifying Party shall have any obligation to indemnify, reimburse or compensate the Indemnified Parties under this Section 10.1 for Indemnifiable Costs and Expenses that are not the result of a third-party lawsuit, claim or proceeding, the Company agrees to issue shares of Common Stock, free and clear of any Liens, non-assessable, fully paid and not subject to any preemptive rights, to the Indemnified Parties in an amount equal to the product of (i) the quotient of (x) the dollar amount of the Indemnifiable Costs and Expenses payable hereunder divided by (y) 0.444, multiplied by (ii) the Ownership Factor. The Ownership Factor shall be defined as the product of (A) 1.64 (one and sixty-four one hundredths) multiplied by (B) the quotient of (x) the percentage, expressed as a decimal, of the shares of Common Stock and Common Stock Equivalents of the Company beneficially owned by Simon at the time of payment of such indemnification, divided by (y) the percentage, expressed as a decimal, of the shares of Common Stock and Common Stock Equivalents of the Company beneficially owned by Simon as of the Closing, provided, however, the quotient of (x) divided by (y) shall not exceed one (1). Notwithstanding the foregoing, the Company may elect, and shall elect upon the written request of Apollo, to pay the Indemnified Party under this Section
10.1(g) in cash (so long as the Company shall have available cash without violation of bank covenants) in an amount equal to the product of (x) the Ownership Factor multiplied by (y) the dollar amount of the Indemnifiable Costs and Expenses, in lieu of the issuance of any shares of Common Stock otherwise required under this Section 10.1(g).

     (h) Third Party Claims. To the extent that the Indemnifying Party shall have any obligation to indemnify, reimburse or compensate the Indemnified Parties under this Section 10.1 for Indemnifiable Costs and Expenses that are the result of a third-party lawsuit, claim or proceeding against the Indemnified Party, the Company agrees to (i) reimburse in cash the amount of any such Indemnifiable Costs and Expenses actually paid by the Indemnified Party, and
(ii) issue shares of Common Stock, free and clear of any Liens, non-assessable, fully paid and not subject to any preemptive rights, to the Indemified Parties in an amount equal to the product of (A) the quotient of (x) the dollar amount of the Indemnifiable Costs and Expenses payable hereunder divided by (y) 0.444, multiplied by (B) the Ownership Amount. The Ownership Amount shall be defined as the percentage, expressed as a decimal, of the shares of Common Stock and Common Stock Equivalents of the Company beneficially owned by Simon at the time of payment of such indemnification. Notwithstanding the foregoing, the Company may elect and shall elect upon the written request of Apollo, to pay the Indemnified Party under this Section 10.1(h) in cash (so long as the Company shall have available cash without violation of bank covenants) in an amount equal to the product of (x) the Ownership Amount and (y) the dollar amount of the Indemnifiable Costs and Expenses, in lieu of the issuance of shares of Common Stock otherwise required under clause (ii) of this Section 10.1(h).

     (i) Sole and Exclusive Remedy. Simon hereby acknowledges and agrees that, other than claims which are the result of fraud which are finally adjudicated by a court of competent jurisdiction, its sole and exclusive remedy with respect to any and all claims relating to the subject matter of this Agreement shall be pursuant to the indemnification provisions set forth in this Section

10.1; provided however, that Simon shall be entitled to seek specific performance of the covenants of the Company set forth in this Agreement. In furtherance of the foregoing, except for claims for breaches of representations or warranties that are the result of fraud which is finally adjudicated by a court of competent jurisdiction, each party hereto hereby waives, to the fullest extent permitted under applicable law, any and all rights, claims and causes of action it may have against any other party hereto arising under or based upon any Federal, state or local statute, law, ordinance, rule or regulation (including, without limitation, any such rights, claims or causes of action arising under or based upon common law or otherwise).

     (j) Determination of Indemnification. In the event that any Indemnified Person seeks indemnification pursuant to this Section 10.1, the determination of whether the Company is obligated to provide such indemnification will initially be made on behalf of the Company, by Apollo, in writing delivered to the
Indemnified Person. In the event such Indemnified Person, by written notice given within five (5) days after Apollo's determination, disputes such determination by Apollo, in whole or in part, then Apollo, on behalf of the Company, and the Indemnified Person shall attempt in good faith to mutually resolve such dispute. In the event that, notwithstanding such good faith attempts by Apollo, on behalf of the Company, and the Indemnified Person, such dispute is not resolved within thirty (30) days after Apollo's determination, the dispute shall be referred to an independent, impartial arbitrator or arbitrator(s) mutually appointed by Apollo and the Indemnified Person prior to the end of such thirty (30) day period, and the determination of such independent arbitrator(s) shall be conclusive and binding on the Company and the Indemnified Person; provided however, that if Apollo and the Indemnified Person are unable to agree on the appointment of the independent arbitrator or arbitrator(s) within such thirty (30) day period, Apollo, on behalf of the Company, and the Indemnified Person shall be free to pursue available legal remedies regarding the enforcement or defense against the obligation to provide such indemnification.

     SECTION 10.1 Termination and Amendment.

     (a) Termination. This Agreement may be terminated at any time prior to the Closing Date:

               (i) by mutual consent of Simon, Apollo and the Company in a written instrument, if such termination is approved by the Board of Directors of the Company;

               (ii) by any of Simon, Apollo or the Company (with approval of its Board of Directors) if the transactions contemplated hereby shall not have been consummated on or before February 15, 1999 (the "Outside Date"), unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein; and

               (iii) by any of Simon, Apollo or the Company(with approval of its Board of Directors), provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein, if any of the other of such parties shall have breached in any material respect (i) any of the covenants or agreements made by such other party herein or (ii) any of the representations or warranties made by such other party herein;
          provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 10.2 unless the breach of any representation or warranty, together with all other such breaches, would involve a claim in excess of $100,000 and such breach is not cured within fifteen (15) days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing.

     (b) Effect of Termination. In the event of termination of this Agreement by any of Simon, Apollo or the Company as provided in this Section 10.2, this Agreement shall forthwith become void and have no effect, and none of Simon, AIF, AAP or the Company, shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) Sections 9.1(b), (c) and (d) and Sections 9.7, 10.6, 10.7, 10.10 and
10.11 and this Section 10.2(b) shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement, none of Simon, AIF, AAP nor the Company shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

     (c) Amendment; Extension; Waiver. The parties hereto may (i) amend any provision of this Agreement, (ii) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (iii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iv) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such amendment, extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but any extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure or delay by a party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

     SECTION 10.3 Entire Agreement; Survival of Provisions. This Agreement and the Basic Agreements constitute the entire agreement of the parties with respect to the transactions contemplated hereby and supersedes all prior agreements and understandings with respect thereto. All of the covenants of the parties made herein shall remain operative and in full force and effect regardless of acceptance of any of the Shares and payment therefor. No representations or warranties are made by any party hereto except as expressly set forth in this Agreement, and no party hereto is entitled to rely on any statement, oral or written, or document or instrument delivered outside of this Agreement or the schedules or exhibits hereto.

     SECTION 10.4 Communications. All notices, demands and other communications provided for hereunder shall be in writing, and, if to Simon, AIF or AAP, shall be given by registered or certified mail, return receipt requested, telecopy, courier service or personal delivery, addressed to Simon, AIF or AAP as shown on the execution page hereof, or to such other address as any of Simon, AIF or AAP may designate to the Company in writing and, if to the Company, shall be given by similar means to the Company at 475 Fifth Avenue, New York, New York 10017, telecopier No. (212) 685-8281, Attention:
Charles S. Ramat or to such other address as the Company may designate in writing, with a copy to Herrick, Feinstein LLP, 2 Park Avenue, New York, New York 10016, telecopier No. (212) 889- 7577, Attention: Lawrence M. Levinson, Esq., and shall be deemed given when received.

     SECTION 10.5 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

     SECTION 10.6 Binding Effect; Assignment. The rights and obligations of Simon, AIF and AAP under this Agreement may not be assigned to any other Person (except that AIF may assign its rights to an Apollo Related Account who agrees to assume all of its obligations hereunder). The rights and obligations of the Company under this Agreement may not be assigned to any other Person, except upon the consent of Simon and AIF. Except as expressly provided in this Agreement(including without limitation, those provisions of this Agreement as to which Ramat is a third party beneficiary), this Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and permitted assigns. This Agreement shall be binding upon the Company, Simon, AIF, AAP and any permitted assignee.

     SECTION 10.7 Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, without regard to principles of conflict of laws. Each of the parties hereto agrees to submit to the jurisdiction of the federal or state courts located in the City of New York in any action or proceeding arising out of or relating to this Agreement.

     SECTION 10.8 Severability of Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     SECTION 10.9 Headings. The Article and Section headings used or contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

     SECTION 10.10 Waiver of Jury Trial. The parties hereto hereby irrevocably waive all right to a trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement, the Basic Agreements or the transactions contemplated hereby or thereby.

     SECTION 10.11 Absence of Third Party Beneficiary Rights. The provisions of this Agreement are solely for the benefit of the parties hereto and no provision of this Agreement is intended, nor will any provision be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any shareholder, creditor, customer, lessor, lessee, licensor, licensee, employee or any other person or entity.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized, as of the date first above written.


                                            ARIS INDUSTRIES, INC.


                                            By:
                                               ---------------------------------
                                               Name:  Charles S. Ramat
                                               Title: President

                         APOLLO ARIS PARTNERS, L.P.

                               By:  AIF-II, L.P.,
                                    its General Partner

                               By:  Apollo Advisors, L.P.,
                                    its General Partner

                               By: Apollo Capital Management, Inc., its General Partner


                               By:
                                    --------------------------------------------
                                    Name:  Robert A. Katz
                                    Title: Vice President

                         Address:   c/o Apollo Advisors, L.P.
                                    2 Manhattanville Road
                                    Purchase, New York 10577
                                    Attention:  Robert A. Katz

                                    Telephone: (914) 694-8000
                                    Telecopy:  (914) 694-8032


                         AIF-II,  L.P.

                               By:  Apollo Advisors, L.P.,
                                    its General Partner

                               By:  Apollo Capital Management, Inc.,
                                    its General Partner

                               By:
                                    --------------------------------------------
                                    Name: Robert A. Katz
                                    Title: Vice President

                         Address:   c/o Apollo Advisors, L.P.
                                    2 Manhattanville Road
                                    Purchase, New York 10577
                                    Attention:  Robert A. Katz

                                    Telephone: (914) 694-8000
                                    Telecopy:   (914) 694-8032

                         THE SIMON GROUP, L.L.C.


                               By:
                                    --------------------------------------------
                                    Arnold Simon,
                                    its Managing Member

                         Address:   c/o A.S.Enterprises
                                    1385 Broadway, Suite 604
                                    New York, New York 10018
                                    Attention:  Arnold Simon

                                    Telephone: (212) 642-4314
                                    Telecopy:   (212) 642-4265

                         with a copy to:

                                    Shapiro, Forman & Allen LLP
                                    380 Madison Avenue
                                    New York, New York 10017
                                    Attention: Robert Forman, Esq.

                                    Telephone: (212) 972-4900
                                    Telecopier: (212) 557-1275


                         and

                                    ------------------------------------
                                    Arnold Simon, Individually

                         Address:   1385 Broadway, Suite 604
                                    New York, New York 10018

                                    Telephone: (212) 642-4314
                                    Telecopier: (212) 642-4265

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